EXECUTION COPY

TRANSFER AGENCY AGREEMENT

by and between

EACH INVESTMENT COMPANY LISTED ON SCHEDULE B HERETO

and

DREYFUS TRANSFER, INC.

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TABLE OF CONTENTS

Page Number

Background                                                                                                                             3

Terms                                                                                                                                      3

1          Appointment                                                                                                                3

2          Records; Visits                                                                                                             8

3          Services                                                                                                                       9

4          Confidentiality                                                                                                           40

5          Privacy                                                                                                                       41

6          Audits; Questionnaires                                                                                               43

7          Cooperation with Accountants                                                                                   44

8          Disaster Recovery                                                                                                      44

9          Fees and Expenses                                                                                                     45

10        Instructions                                                                                                                47

11        Terms Relating to Liability                                                                                         49

12        Indemnification                                                                                                          50

13        Termination                                                                                                                52

14        Policies and Procedures                                                                                              54

15        Notices                                                                                                                       55

16        Amendments                                                                                                              56

17        Assignment; Subcontracting                                                                                       56

18        Facsimile Signatures; Counterparts                                                                             56

19        Miscellaneous                                                                                                            56

Schedule A      Definitions; Index of Defined Terms                                                             60

Schedule B      Funds                                                                                                             68

Schedule C      DTI Procedures                                                                                              72

Schedule D      Good Friday Funds (as described in Section 1(b)(iii))                                    76

Schedule E       Day 2 Services                                                                                               78

Exhibit 1A       Certification Re Sarbanes-Oxley Required by Section 3(k)                            80

Exhibit 1B       Certification Re Rule 38a-1 Compliance Required By Section 3(k)               82

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TRANSFER AGENCY AGREEMENT

This Transfer Agency Agreement ("Agreement") is made as of May 29, 2012 by and between Dreyfus Transfer, Inc., a Maryland corporation ("DTI"), and each Investment Company listed on Schedule B.  Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms).  The term "Fund" as used in this Agreement means, as applicable, (i) each Investment Company listed on Schedule B which is not further divided into one or more Portfolios, and (ii) each Portfolio listed on Schedule B of those Investment Companies which are further divided into Portfolios; in each case each Fund shall be considered in its individual and separate capacity.  For clarification:  All Schedules and Exhibits to this Agreement and the Fee Agreement and the Service Level Agreement (each as defined below) constitute a part of this Agreement without the need to specifically incorporate each by reference; the terms "party" and "parties" exclusively mean DTI and the Funds; and the term "third party" means all persons and entities other than DTI and the Funds.

Background

A.        DTI is registered as a transfer agent under the 1934 Act, and each Fund is an investment company registered under the 1940 Act, or portfolios thereof.

B.         The Investment Companies listed on Schedule B wish to retain DTI to perform various transfer agency, registrar, dividend disbursing and shareholder servicing services for and on behalf of each of the Portfolios listed on Schedule B, as such Schedule B may be amended from time to time, and DTI wishes to furnish such services.

C.         Each Fund acknowledges that DTI has entered into a Sub-Transfer Agency Agreement with BNY Mellon Investment Servicing (US) Inc. ("BNYM"), dated as of May 24, 2012 (the "Sub-Agreement"), for the performance by BNYM and its permitted successors and assigns, on behalf of DTI, of certain of the Services (as defined below) and other obligations of DTI under this Agreement.

D.        Each Fund acknowledges that, pursuant to the Sub-Agreement, DTI utilizes certain components of the BNYM System to perform certain of the Services, including using the BNYM System to access the data and information maintained in the BNYM System.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1.         Appointment.

(a)        Each Fund hereby engages DTI to provide the transfer agency, registrar, dividend disbursing and shareholder servicing services set forth in Sections 2 and 3 (the "Services") to and on behalf of the Fund.  DTI accepts such engagement and agrees in connection with such engagement to furnish the Services, utilizing the BNYM System where appropriate for the Service being provided.  DTI shall be under no duty to provide any service to or on behalf of a Fund except as specifically set forth in Section 2 or Section 3 or as DTI and the Fund may specifically agree in a written amendment to this Agreement.  Except as the parties may otherwise mutually agree in a written amendment to this Agreement, DTI shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by a Fund or by any other third party service provider to a Fund not engaged by DTI.

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(b)        DTI shall provide the Services, including giving the Funds access to the Licensed Systems, on all days the New York Stock Exchange ("NYSE") is open for trading, and, in accordance with the following criteria, on certain days the NYSE is scheduled to be open for trading but does not open for any trading:

(i)         If the closing of the NYSE on a scheduled trading day is announced at least one Business Day (as defined below) in advance by the NYSE, then DTI will provide all Services in accordance with this Agreement to the extent commercially reasonable under circumstances where some trading markets are open and some trading markets are closed;

(ii)        If the closing of the NYSE on a scheduled trading day is not announced at least one Business Day in advance, DTI shall run the nightly cycle and provide such other Services as are commercially reasonable under the circumstances and, if applicable, under its business continuity plan; and

(iii)       With respect to Good Friday, if the NYSE is closed for trading:  DTI agrees to attempt to develop and implement in accordance with and subject to Section 3(i), a manual process to provide the equivalent of a nightly processing cycle for transactions on Good Friday in the Funds designated on Schedule D.

A "Business Day" as used herein shall mean a day the NYSE is open for trading and, in respect of provision of particular Services, such days as such Services are provided in accordance with 1(b)(i), (ii) or (iii).

(c)        (1)        In the event a Fund requests in writing that DTI provide to the Fund a new or modified service due to the adoption (or the announcement of the adoption) of a new or modified law, rule, regulation or legal process ("New Legal Requirement") or due to a new or modified industry practice, standard, specification, operation or process ("New Operations Requirement", and together with New Legal Requirement, "New Industry Requirement"), that a consensus of participants in the open-end investment company industry, as evidenced by communications of the Investment Company Institute or a trade association of similar size and diversity of membership, determines is a service that transfer agents will be expected to provide to open-end investment companies ("New General Industry Service"), or in the absence of such a determination DTI determines to provide a new or modified service in response to a New Industry Requirement, whether or not a Fund provides the above-described written request, and a Fund determines that it will utilize the new or modified service ("New Fund Industry Service"; and together with New General Industry Service, a "New Industry Service"), and a Fund does not request any modification or enhancement to the New Industry Service, and during the design, development and implementation of the New Industry Service no modification or enhancement to the New Industry Service, any Service or the BNYM System is required by the Fund and no modification to the implementation process is required by the Fund, then DTI will use its best efforts to provide the New Industry Service, subject to the following:

(i)         With respect to a New Industry Service provided by DTI that is attributable to a New Legal Requirement, if such New Industry Service increases DTI's costs, DTI and the Funds shall confer and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DTI for its increased costs; and

(ii)        With respect to a New Industry Service provided by DTI that is attributable to a New Operations Requirement, if such New Industry Service increases DTI's costs, then the Funds will pay such fees for the provision of the service by DTI after implementation as the parties shall mutually agree in writing, or in the absence of such agreement, such amount necessary to reimburse DTI for its increased costs.

(2)        In the event that:

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(I)        following the adoption (or the announcement of the adoption) of a New Legal Requirement there does not occur within a reasonable time thereafter a determination that a New Industry Service must be developed and the Funds reasonably determine that the Funds' compliance with the New Legal Requirement necessitates a modification or addition to a Service or the BNYM System and so notifies and requests such of DTI in writing;

(II)       following the adoption (or the announcement of the adoption) of a New Legal Requirement there occurs within a reasonable time thereafter a determination that a New Industry Service must be developed and the Funds reasonably determine that the Funds' compliance with the New Legal Requirement necessitates a modification or addition to the New Industry Service, a Service, the BNYM System or the process of implementing the New Industry Service;

(III)      following the adoption (or the announcement of the adoption) of a New Operations Requirement there does not occur within a reasonable time thereafter a determination that a New Industry Service must be developed and the Funds reasonably determine that a modification or addition to a Service or the BNYM System is required for the Funds in response to the New Operations Requirement in order to maintain a critical Fund function or service and DTI, acting in good faith, agrees with such determination; or

(IV)      following the adoption (or the announcement of the adoption) of a New Operations Requirement there occurs within a reasonable time thereafter a determination that a New Industry Service must be developed and the Funds reasonably determine that a modification or addition to the New Industry Service, a Service, the BNYM System or the process of implementing the New Industry Service is required for the Funds in response to the New Operations Requirement in order to maintain a critical Fund function or service and DTI, acting in good faith, agrees with such determination;

then in the case of either (I), (II), (III) or (IV) (each a "New Fund Service"), DTI will use its best efforts to provide the New Fund Service and provide it on an ongoing basis subject to the following:

(i)         to the extent any of such design, development, implementation and ongoing servicing will involve the performance of services appropriate and reasonable for the Technology Personnel to perform, the Technology Personnel will perform all such work in accordance with and subject to all terms of Section 3(d)(2); and

(ii)        to the extent any of such design, development, implementation and ongoing servicing will require work other than that described in clause (i), the Funds will pay to DTI fees and reimburse reasonable expenses incurred in connection with such work in accordance with (A) the Fee Agreement, (B) in the event provisions in the Fee Agreement are not reasonably applicable to the work performed or provided by DTI, reasonable fees and expenses as agreed to by the parties, or (C) in the event provisions in the Fee Agreement are not reasonably applicable to the work performed or provided by DTI and the parties do not agree in writing to applicable fees and reimbursable expenses, such amount necessary to reimburse DTI for its incremental costs in providing the New Fund Service.

For clarification:  If due to a New Legal Requirement or a New Operations Requirement of the type described in clause (III) or (IV) of this Section 1(c)(2) the Funds request and DTI provides both a New Industry Service and a New Fund Service, fees and reimbursable expenses payable by the Funds shall be determined under Section 1(c)(1) with respect to the New Industry Service and under Section 1(c)(2) with respect to the New Fund Service.

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(d)        (1)        In the event a Fund requests in writing that DTI provide a service to the Fund that is not a service governed by Section 1(c) and that is in any way different from the Services or Licensed Services ("Requested Service"), DTI will negotiate in good faith with the Funds regarding the terms of a written amendment to this Agreement mutually acceptable to the parties in their discretion providing for the development and implementation of the Requested Service, including applicable fees and reimbursable expenses, and the fee, reimbursable expense and other terms to be applicable to the ongoing performance of the Requested Service, and DTI will use commercially reasonable efforts to perform or provide the work provided for in the written amendment.  To the extent any of such work involves the performance of services appropriate and reasonable for the Technology Personnel, the Technology Personnel will perform all such work in accordance with and subject to all terms of Section 3(d)(2) unless the parties agree otherwise in the written amendment.

(2)        DTI will not be obligated to agree to any such written amendment if it determines in its reasonable sole discretion that the Requested Service is "Commercially Infeasible", which is hereby defined to mean that the Requested Service (i) is not reasonably consistent with or related to the Services at the time of the request, (ii) is in conflict or inconsistent with or violates to any degree a law, rule, regulation, or order or legal process of any nature, (iii) imposes on DTI a risk, liability or obligation it determines to be detrimental or adverse to DTI or its interests or rights, (iv) imposes costs and expenses on DTI that are not adequately recovered by fees and expense payments that the Funds indicate they are willing to pay and DTI reasonably anticipates disputes with respect to the fees and expenses it will invoice, (v) requires a material increase in required resources that may not be reasonably obtainable in the general commercial marketplace, (vi) is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation or effectiveness of controls, or (vii) DTI lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (ii) and (iii) do not exist and the Funds decline to reimburse DTI for the expenses as they are incurred of engaging the resources to make such determination.

            (3)        For clarification:  Notwithstanding the written amendment referred to in this Section 1(d), DTI will not be liable for any failure to provide a service or for any delay in providing a service under this Section 1(d), whether or not it includes work performed by the Technology Personnel, if despite DTI's commercially reasonable efforts the service later becomes technically infeasible or DTI or BNYM does not possess the resources required for the development, implementation or provision of such service and such resources cease or fail to be reasonably available in the regular commercial marketplace at reasonable prices.

(e)        DTI represents and agrees that it will use commercially reasonable efforts to read investment company trade periodicals of general circulation which report current events in the investment company industry and agrees that it will periodically assess the need to modify, or to recommend the modification of, the BNYM System and the Services in response to such events, but in no event shall this Section 1(e) be interpreted to require a modification of the BNYM System or a Service solely as a result of such reading and assessing.

(f)        DTI agrees to maintain, at all times during the term of this Agreement, the following insurance policies, issued by a qualified insurance carrier with a Best's rating of "A" or better, in at least the following minimum amounts after or over deductibles:

(i)         an Investment Company Asset Protection Bond providing coverage for, among other things, employee dishonesty, loss of money/securities, and forgery, in the amount necessary to satisfy the requirements of Rule 17g-1(d) under the 1940 Act; and

(ii)        a professional liability policy providing errors and omissions coverage in the amount of $5 million.

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Such bond and policy may be in the form of joint bonds and policies insuring the Funds and DTI and its Affiliates, and in the case of (i) above, DTI may rely on such bonds maintained by the Funds.  DTI will periodically review its insurance limits and increase or decrease coverage (or make no changes to its coverage) as it determines in its reasonable sole discretion to be appropriate given the size and scope of its operations and the cost of such insurance.  DTI will notify the Funds in advance of any reduction in coverage.

(g)        In the event a Fund requests in writing that a third party, designated by the Fund, which is not a competitor of BNYM in any aspect of the transfer agency or shareholder servicing business ("Proposed Service Provider"), perform one or more of the Services instead of DTI, DTI agrees that it will negotiate in good faith the terms of a written amendment to this Agreement, including terms providing for a reduction in fees, related to a transfer of the particular Services identified in the written request to the Proposed Service Provider; provided, however, the Funds may not transfer, and DTI shall not be obligated to agree to transfer, or to transfer, any Services to any Proposed Service Provider, or to transmit or provide any data or information, including Dreyfus Data, to the Proposed Service Provider, and the Funds shall be prohibited from transmitting or providing any data or information, including Dreyfus Data, to the Proposed Service Provider if DTI reasonably determines that loss of fees associated with the requested service transfer will reduce more than insignificantly the revenue upon which DTI based its Fees, service levels, staffing or any other component of its service commitment to DTI in this Agreement.

(h)        DTI represents and warrants to the Funds that:

(i)         It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

(ii)        It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act, and it will remain so registered for the duration of this Agreement.  It will promptly notify the Funds in the event of any material change in its status as a registered transfer agent.

(iii)       It is duly qualified to carry on its business in the State of New York and in all other jurisdictions in which the failure to be so registered would materially and adversely affect its ability to perform this Agreement.

(iv)       It is empowered under Applicable Law and by its Articles of Incorporation and By-Laws to enter into and perform the Services.

(v)        All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(vi)       It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

(vii)      It is and will be in material compliance with all Applicable Law; provided, however, for clarification, this Section 1(h)(vii) shall not be interpreted to require DTI to change the performance of any Service (or the Written Procedures that may govern a Service) due to a change in the Applicable Law of a Fund, except to the extent provided for in Section 1(c).

(i)         Each Fund represents and warrants to DTI that:

(i)         It is either a corporation duly organized and existing and in good standing under the laws of the State of Maryland or a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

(ii)        Each Fund is an investment company registered under the 1940 Act, or series thereof.

(iii)       It is duly qualified to carry on its business in the State of New York and in all other jurisdictions in which the failure to be so registered would materially and adversely affect its ability to perform this Agreement.

(iv)       It is empowered under Applicable Law and by its Articles of Incorporation or Declaration of Trust, as applicable, and By-Laws to enter into and perform this Agreement.

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(v)        All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(vi)       It is and will be in material compliance with all Fund Applicable Law.

2.         Records.

(a)        DTI will maintain books and records in the form, manner and for such periods as may be required for a Fund by the Securities Laws as constituted on the Effective Date with respect to the Services ("Books And Records Laws"), including but not limited to, those books and records required to be maintained pursuant to, and in accordance with, subparagraphs (1) and (2)(iv) of paragraph (b) of Rule 31a-1 under the 1940 Act and Rules 17Ad-6 and 17Ad-7 under the 1934 Act, as such rules are constituted on the Effective Date.  Fund books and records maintained on the BNYM System or otherwise shall accurately reflect in accordance with the DTI Procedures the orders, instructions, and other information received by DTI from (i) Authorized Persons, (ii) the Third Party Institution, (iii) each broker-dealer or other financial intermediary with clients invested in a Fund ("Dealer"), (iv) Fund shareholders or (v) other appropriate persons or entities.

(b)        Fund books and records will be preserved and safely stored (at the Funds' expense as a Reimbursable Expense) in accordance with the Written Procedures and Documentation.  DTI will maintain Fund books and records for any retention period required by the Books And Records Laws or such longer period as may be mutually agreed upon by the parties from time to time in a written amendment to this Agreement, the Written Procedures or the Documentation.  At or after the expiration of the applicable retention period for particular Fund books and records under Books And Records Laws DTI will (i) if requested by a Fund, deliver a copy of the relevant books and records to the Fund, and (ii) in all cases,  destroy all copies of the books and records in accordance with DTI's normal archival and document destruction policies and procedures.  DTI will not destroy Fund books and records other than in accordance with the immediately preceding sentence without the consent of the Fund (which consent will not be unreasonably withheld).  If a Fund requests delivery of books and records under this Section 2(b), the Fund shall reimburse DTI for its out-of-pocket expenses for delivery and handling and pay the applicable Fees for the personnel or other resources used by DTI in responding to the request, except that services in response to the request shall be performed to the extent appropriate and reasonable by the Technology Personnel in accordance with and subject to all terms of Section 3(d)(2).

(c)        The books and records pertaining to a Fund, which DTI is responsible hereunder for maintaining, shall be the property of the Fund and a true, accurate and complete copy shall be surrendered (i.e., delivered) promptly to the Fund upon request, subject to Section 2(b) with respect to retention and destruction.  Authorized Persons shall have access to all such books and records at all times during DTI's normal business hours and Authorized Persons shall have access to the books and records of the relevant Fund at all times during DTI's normal business hours.  If a Fund requests delivery of books and records under this Section 2(c), the Fund shall reimburse DTI for its out-of-pocket expenses for delivery and handling and pay applicable Fees for personnel or other resources used by or on behalf of DTI in responding to the request, except that services in response to the request shall be performed to the extent appropriate and reasonable by the Technology Personnel in accordance with and subject to all terms of Section 3(d)(2).  Notwithstanding the foregoing, DTI will, at no expense to the Funds, supply shareholder lists to a Fund upon receiving a request from an Authorized Person.

(d)        In case of any request or demand for the inspection of the stock books of a Fund or any other Fund books or records for which DTI is responsible hereunder for maintaining, other than pursuant to Section 2(c), DTI will notify the Fund and permit access only if so instructed in Written Instructions, if provided.  DTI reserves the right to exhibit the stock books or other Fund books or records to any third party in the event it is advised by its counsel that it may be held liable under Applicable Law if it fails to do so, but DTI shall have no duty to a Fund under any circumstances to consult with counsel with respect to the exhibition or non-exhibition of stock books or such other Fund books or records; provided, however, that in any such event DTI shall notify the Fund in a timely manner after it has exhibited Fund stock books or other books or records of a Fund to any third party.

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3.         Services.

(a)        Transfer Agent, Registrar, Dividend Disbursing, and Shareholder Servicing:

The following terms shall apply without exception to all services described in this Section 3(a):

DTI shall provide the services described in this Section 3(a) to the extent applicable to a particular Fund and, notwithstanding any other provision in this Agreement, in accordance with (i) the Written Procedures, and (ii) subject to Sections 1(c), 1(d) and 9(d) hereof:  (A) the Fund's Prospectus, and (B) Applicable Law.  In the event of any conflict between a Written Procedure, and a provision of this Section 3(a), the Written Procedure shall prevail.  In the absence of an applicable Written Procedure, DTI's duty to perform the services described in this Section 3(a) shall be satisfied if it employs an Industry Standard (as defined in Section 14) or takes other commercially reasonable measures.

(1)        Establishment and Maintenance of Shareholder Accounts

(i)         Review new account applications; correspond with applicant to complete or correct information.

(ii)        Upon receipt of required information, establish each shareholder account in the BNYM System and maintain such account.

(iii)       Capture and retain signatures of account owners or other persons authorized to act on account.

(iv)       For existing accounts, change account information, such as address and beneficiary information, when properly instructed by the record owner of the account or other authorized person.

(v)        Purge closed accounts from the BNYM System.

(vi)       Process account Dealer/branch/rep changes on accounts.

(vii)      Subject to Sections 10 and 14, support exception processing.

(2)        Purchases, Redemptions and Transfers of Shares

(i)         Record the issuance of Shares of each Fund and maintain, pursuant to SEC Rule 17Ad-10(e), a record of the total number of full and fractional Shares of each Fund authorized, issued, and outstanding.

(ii)        Process instructions received in good order for the purchase of Shares upon receipt of payment and in connection therewith issue the appropriate number of Shares to, and hold such Shares in, the appropriate shareholder account.

(iii)       Process redemption instructions received in good order, notify the Funds' custodian bank ("Fund Custodian") of such redemptions, make appropriate adjustments to Shares held in shareholder accounts to reflect such redemptions, and remit redemption proceeds upon receipt of such from the Fund Custodian to the shareholder or other authorized person in accordance with the redemption instructions.

(iv)       Transfer Shares as directed by transfer instructions received in good order.

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(v)        Process instructions received in good order with respect to shareholder privileges and services set forth in the Fund's Prospectus, including:

(A)       Checkwriting,

(B)       Exchanges, and

(C)       Automatic purchase and redemption plans (e.g., Dreyfus Auto-Exchange Privilege, Dreyfus Automatic Asset Builder, Dreyfus Government Direct Deposit Privilege, Dreyfus Payroll Savings Plan, Dreyfus Dividend Sweep, Dreyfus Dividend ACH and Automatic Withdrawal Plan).

(vi)       The parties acknowledge that, as of the Effective Date, no Fund authorizes the issuance of certificates to evidence Shares, but prior to the Effective Date one or more Funds did authorize the issuance of certificates to evidence Shares.  If a Fund authorizes the issuance of Share certificates subsequent to the Effective Date, DTI will perform all activities listed in clauses (A) through (D) below with respect to such certificated Shares.  DTI will also perform the activities listed in clauses (B) through (D) below with respect to certificated Shares authorized prior to the Effective Date:

(A)       transfer certificated Shares,

(B)       maintain a record of outstanding certificated Shares,

(C)       cancel certificates tendered in a redemption or exchanged for book-entry Shares,

(D)       place a stop notice against any Shares represented by a certificate reported to be lost or stolen, comply with all Securities Laws applicable to the reporting of such loss or alleged misappropriation and remove the stop notice only upon (y) the shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by DTI and (z) completion of a release and indemnification agreement signed by the shareholder to protect DTI and the Fund.

(vii)      Support wire hierarchy.

(viii)     Support wire bulking, netting, and individual wire remittance.

(ix)       Support manual rush wire processing.

(x)        Process prior day manual faxed trades.

(xi)       Process transfer logs and manual ACATs.

(xii)      Process manual same-day net settlement trades.

(xiii)     Support and confirm order clearance processing.

(xiv)     Process adjustments.

(xv)      Process AM and PM exchanges.

(xvi)     Support lockbox processing.

(xvii)    Support redemption draft processing.

(xviii)   Support ACH credit and debit processing.

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(xix)     Identify and report large trades.

(xx)      Provide real-time pending trades for internal Fund portfolio management reporting purposes.

(xxi)     Monitor and resolve manual open orders.

(xxii)    Support investment, redemption, and exchange restrictions.

(xxiii)   Support exception processing, subject to Sections 10 and 14 hereof.

(3)        Dividends and Distributions.  Upon receipt by DTI of Written Instructions (or for Funds that pay a daily dividend, electronic instructions that comply with the DTI Procedures) containing all requisite information that may be reasonably requested by DTI, including payment directions and authorization, DTI shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in a Fund's Prospectus.  Cash payments shall be distributed to shareholders in accordance with the options provided by a Fund's Prospectus upon receipt of all proper instructions and required documentation from a shareholder.  If requested by DTI, a Fund shall furnish a certified resolution of the Fund's Board of Directors/Trustees or authorized Fund officer declaring and authorizing the payment of a dividend or other distribution but DTI shall have no duty to request such.  Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(3), as well as payments upon redemption as described in Section 3(a)(2), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other Applicable Law.  DTI shall (i) mail or E-deliver, as applicable, to each Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by Applicable Law; and (ii) prepare, maintain and file with the Internal Revenue Service ("IRS") and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by Applicable Law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(3) or this Agreement: (A) DTI's exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to a Fund ("19(a) Statement") shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed or displayed on the statement, to print or display such information on appropriate paper stock and to mail or E-deliver such statement to shareholders, and (B) DTI's sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the express terms of this Section 3(a)(3) and shall not include any duties with respect to the determination of the appropriateness of providing a 19(a) Statement or of its contents, such duties being exclusively the Fund's.

(4)        Research and Problem Resolution.

(i)         In a commercially reasonable manner, research and respond to each research request regarding shareholder accounts and activity therein reasonably submitted by a Fund; and

(iii)       Engage in commercially reasonable conduct and employ commercially reasonable measures to resolve any problems identified as a result of the research conducted in accordance with clause (i).

(5)        Communications to Shareholders. This Section 3(a)(5) should be interpreted  in conjunction with Section 3(a)(10) setting forth the print/mail/E-delivery services to be performed by DTI.

(i)         Prepare and deliver to shareholders, Dealers, and other third parties, as applicable, confirmations of purchase, sales, and other confirmable transactions in shareholder accounts that contain the information required by SEC Rule 10b-10, and disclosures required under NASD Rule 2830 (or its successor rule of FINRA), as provided to DTI by the Funds.

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(ii)        Prepare and deliver to shareholders and Dealers and other third parties, as applicable and properly authorized, monthly, quarterly, and year-end statements of account activity and holdings ("Periodic Statements").

(iii)       Calculate shareholder account-specific performance using "Internal Rate of Return" methodology or other mutually agreed-upon methodology and display such performance information on Periodic Statements.

(iv)       Prepare and deliver to shareholders the tax forms, information, notices and statement expressly provided for in Section (a)(3).

(v)        Prepare and deliver year-end and other Federal and state tax forms, including IRS Forms 1099, 1042, 1042S, 5498, 5498-ESA, 1099Q, 1099R, 1099DIV and 1099B ("Tax Forms"), to Fund shareholders except that DTI shall have no duty to prepare and deliver Tax Forms as follows: If a Fund in Written Instructions specifically designates Fund shareholders that are not to receive one or more Tax Forms ("Excluded Shareholders") and specifically designates the Federal and state tax forms not be to be received by each specified Excluded Shareholder ("Excluded Tax Forms"), DTI shall comply with such Written Instructions and thereafter have no duty under this Section 3(a)(5)(v) with respect to the Excluded Shareholders and Excluded Tax Forms.

(vi)       Reply directly to shareholder and Dealer inquiries, except those concerning matters not related to the Services.

(vii)      Provide standardized correspondence on rejected transactions.

(viii)     Deliver Fund Summary Prospectus to shareholder with confirmation of initial purchase of Fund Shares.

(ix)       Deliver Fund Summary Prospectus to a shareholder with confirmation of the first purchase of Fund Shares occurring on or after the date of a Fund Summary Prospectus or revision thereof or supplement thereto.

(x)        Provide capability to print or display messages on confirmations, statements and tax forms, with capacity to be determined in accordance with specifications agreed upon in writing by the parties.

(xi)       Provide capability to insert items into package containing confirmations, statements and tax forms, with capacity to be determined in accordance with specifications agreed upon in writing by the parties.

(6)        Records

(i)         Maintain records of the accounts for each shareholder showing the following information as applicable to each registration type:

(A)       Name, address, date of birth and U.S. Tax Identification or Social Security number; additional "know-your-customer" information as specified on the form of account application; banking information; persons authorized to act on account; beneficiaries; and dividend/capital gain distribution method;

(B)       Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

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(C)       Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

(D)       Any stop or restraining order placed against a shareholder's account;

(E)       Any correspondence relating to the current maintenance of a shareholder's account;

(F)        Information with respect to tax withholdings; and

(G)       Any information required in order for DTI to perform any calculations required by this Agreement.

(ii)        Retain in image form for applicable document retention periods a copy of source documents, including account applications, and all shareholder and Dealer correspondence.

(iii)       Provide capability for maintenance of microfilm/fiche, CD Rom and other electronic records, and generation of CD Rom and electronic records, with the particular records to be retained using such mediums as specified in the DTI Procedures.

(iv)       Retain such other records as specified in the Written Procedures.

(7)        Lost Shareholders.  Perform such services as are required in order to comply with the provisions of SEC Rule 17Ad-17 under the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to:

(i)         documentation of search policies and procedures;

(ii)        execution of required searches;

(iii)       tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

(iv)       preparation and submission of data required under the Lost Shareholder Rule.

For purposes of clarification:  DTI has no obligation to perform the lost shareholder services for broker-controlled accounts, omnibus accounts and similar accounts with respect to which DTI does not receive or maintain information which would permit it to determine whether the account owner is a "lost securityholder", as that term is defined in the Lost Shareholder Rule.

(8)        Unclaimed Property Services.

(i)         Subject to the further provisions of this Section 3(a)(8), DTI shall employ commercially reasonable measures on behalf of a Fund to comply with the unclaimed property laws and regulations of the United States (as defined below) ("Unclaimed Property Laws") with respect to Eligible Property (as defined below).  In connection with its performance of the foregoing services ("Unclaimed Property Services"), DTI and its contractors and subcontractors shall be entitled to rely on the advice of counsel with respect to the unclaimed property laws and shall not be liable for conduct undertaken in accordance with such advice.  For purposes of the foregoing:

(A)       "United States" means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government which subsequent to the Effective Date adopts a statute substantially similar to the Uniform Unclaimed Property Act of 1995 (or its then current successor).

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(B)       "Eligible Property" means property beneficially owned by a person or entity other than the Fund and held in a bank account maintained for or on behalf of the Fund, or property held in a Fund shareholder account, which is (i) subject to reporting or escheat under an Unclaimed Property Law, (ii) of a nature or type or classification reasonably related to the services performed by DTI under this Agreement (such as cash amounts representing non-negotiated dividend checks and Shares in abandoned shareholder accounts), and (iii) under the control of DTI or BNYM.

(ii)        DTI shall have no liability for any Loss arising (i) from any inaccuracy in, or from the absence of any data or information from, any records of a Fund provided to DTI and used to perform the Unclaimed Property Services; and (ii) from any other failure of any party, other than DTI or BNYM pursuant to this Section 3(a)(8), to comply with an Unclaimed Property Law or to perform a service required for accurate, timely and complete future compliance with an Unclaimed Property Law (collectively, "Compliance Failures").  DTI will in good faith attempt to rectify Compliance Failures of which it becomes aware in a reasonable manner, but shall have no liability for actions taken to rectify Compliance Failures unless such actions constitute reckless disregard or intentional misconduct of DTI.

(iii)       Each Fund shall be the "holder" under all Unclaimed Property Laws, as that term is defined therein, and DTI shall act solely as agent of the Fund in performing the Unclaimed Property Services.  Each Fund hereby authorizes DTI, in connection with performing Unclaimed Property Services, to sign reports, to sign letters, to communicate with government representatives, current and former shareholders (except to the extent provided otherwise with respect to shareholders by Written Procedures) and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund and to utilize all tax identification numbers or other appropriate identifying numbers or data of a Fund ("Identification Data") in the scope and manner DTI reasonably determines to be appropriate to perform the Unclaimed Property Services.  Each Fund agrees to execute and deliver to DTI all documentation or instruments reasonably requested by DTI to evidence such authorization but agrees that the authority of DTI to act on behalf of and in the name of the Fund as described above and to use the Identification Data shall not be diminished or revoked by the absence of such documentation or instruments, and each Fund irrevocably releases DTI from any and all Claims against DTI on the grounds of absence of such authority.  Each Fund grants to DTI the authority to grant authorization for BNYM to act on behalf of the Fund in each instance that authorizations and actions on behalf of the Fund are contained in and contemplated by this Section 3(a)(8)(iii).  This Section 3(a)(8)(iii) shall survive any termination of this Agreement.

(iv)       Each Fund agrees, upon the reasonable request of DTI, to:

(A)       execute and deliver to DTI in a timely manner any reports, forms, documents and instruments reasonably determined by DTI to be appropriate in connection with its performance of the Unclaimed Property Services;

(B)       respond in a timely manner to requests from DTI for information and to review information or reports related to the Unclaimed Property Services; and

(C)       provide an electronic template of Fund letterhead for use in communications to Fund shareholders or former shareholders related to the Unclaimed Property Services.

(v)        Each Fund agrees that upon any termination of this Agreement the Fund will cause all Eligible Property in bank accounts maintained by DTI or BNYM on the Fund's behalf to be transferred to the Fund or to a successor service provider and DTI may delay completion of Conversion Actions until arrangements reasonably satisfactory to DTI for such transfers have been made.

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(9)        Tax Favored Accounts.

(A)       Certain definitions:

(i)         "Beneficiary" means each person, entity, estate, trust or charitable organization named as a beneficiary to a Tax Favored Account pursuant to DTI Account Documentation.

(ii)        "DTI Account Documentation" means:

(aa)      account documentation (x) governing the terms of a shareholder account established and, as of the Effective Date, maintained in one or more of the Funds, (y) that includes, among other things, a custody account agreement, related disclosure materials and forms, some of which require, pursuant to provisions of the Code, that a qualified financial institution perform the activities contemplated by such documentation for a custodian, and (z) that qualifies the governed shareholder accounts as being one of the following types of accounts under the Code: (I) a Traditional, SEP (including SAR SEP), Roth or SIMPLE individual retirement account, (II) an account in a 401(k), money purchase or profit sharing plan, (III) a 403(b)(7) account, or (IV) a Coverdell educational savings account, all of the foregoing within the meaning of, as applicable, Sections 401, 403, 408 or 530 of the Code; and

(bb)      the account documentation described in clause (aa) as it may be modified from time to time in accordance with Section 3(a)(9)(C).

(iii)       "Eligible Assets" means with respect to Tax Favored Accounts, Shares of the Funds and such other assets as DTI, the TFA Custodian (as defined below) and BNYM may mutually agree.

(iv)       "Tax Favored Accounts" means the accounts of the types listed in Section 3(a)(9)(A)(ii) which are established using DTI Account Documentation and which hold, or pending settlement of a purchase transaction are established to hold, only Eligible Assets.

(v)        "in good order" means in accordance with all applicable requirements set forth in the DTI Procedures, including receipt of any required supporting documentation.

(vi)       "Owner" means (i) during the lifetime of the individual or "participant" for whom the Tax Favored Account is initially established, maintained and registered in the name of, such individual or "participant", and (ii) subsequent to the death of any such individual, the Beneficiary of the particular Tax Favored Account during such time as the Tax Favored Account serves as a conduit account for death distributions under the minimum required distribution rules of the Code for inherited Tax Favored Accounts, or the legal representatives of such Beneficiary.

(vii)      "TFA Authorized Person" means (A) an Owner, and (B) any other person authorized pursuant to DTI Procedures, in writing and to DTI's reasonable satisfaction, to act on behalf of an Owner or otherwise with respect to a Tax Favored Account.

(B)       The Funds authorize DTI to arrange for BNY Mellon Bank, or another qualified institution, to serve as custodian for the Tax Favored Accounts (the "TFA Custodian").

(C)       DTI shall be responsible for ensuring that the DTI Account Documentation complies in all respects with all requirements of the Code and Applicable Law.  Any modification to the DTI Account Documentation ("Proposed TFA Documentation Change") that requires a modification or addition to the services performed by DTI shall be deemed a request by a Fund governed by Sections 1(c) or 1(d) of this Agreement, as applicable, including a modification or addition to DTI services attributable to a Proposed TFA Documentation Change required by a New Legal Requirement.

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(D)       In consideration for DTI furnishing any one or more of the services provided for in this Section 3(a)(9), whether alone or in combination with others, the Funds agree to pay to DTI the related Fees and Reimbursable Expenses as set forth in the Fee Agreement.  In lieu of the Funds paying such Fees and Reimbursable Expenses, the Funds may direct DTI in a Written Instruction to collect some or all of such Fees and Reimbursable Expenses from the assets in relevant Tax Favored Accounts and following appropriate and timely disclosure to Owners in accordance with Applicable Law (the form and content of which and any minimum advance notification requirements applicable thereto shall also be provided in the Written Instruction), DTI shall thereafter look solely to assets in the Tax Favored Accounts for satisfaction of applicable Fees and Reimbursable Expenses arising after the appropriate and timely disclosure to Owners and the Funds shall not thereafter be responsible for such Fees and Reimbursable Expenses, including those not collectable by DTI from the Tax Favored Accounts, provided however, the Funds shall again become responsible for the Fees and Reimbursable Expenses associated with the services provided to Tax Favored Accounts if it in a subsequent Written Instruction directs DTI to waive or forgive such Fees or Reimbursable Expenses or otherwise to cease collecting such Fees and Reimbursable Expenses from the assets in the Tax Favored Accounts.

(E)       In addition to performing the services that other sections of this Agreement provide for with respect to Fund shareholder accounts, DTI shall provide the following additional services for Tax Favored Accounts in accordance with all DTI Procedures:

(i)         Upon receipt of a properly completed application for a Tax Favored Account, establish a Tax Favored Account in the particular Fund designated by the applicant and maintain it thereafter in accordance with this Agreement;

(ii)        Use contributions to purchase Eligible Assets in accordance with:

(aa)      Specific instructions from a TFA Authorized Person accompanying the contribution ("Specific Instructions");

(bb)      In the absence of Specific Instructions, in accordance with standing instructions from a TFA Authorized Person, if any, in effect for the particular Tax Favored Account ("Standing Instructions");

(cc)      In the absence of Specific Instructions and Standing Instructions, in accordance with DTI Procedures; and

(dd)      In the absence of Specific Instructions, Standing Instructions and DTI Procedures, DTI will return the contribution to the sending party;

(iii)       DTI will purchase additional units of Eligible Assets with all proceeds of dividend payments and capital gains and other distributions by a Fund, unless Standing Instructions direct a different disposition of such proceeds;

(iv)       Process exchanges of Shares in accordance with instructions of a TFA Authorized Person, subject to DTI Procedures;

(v)        Effect distributions in accordance with instructions from a TFA Authorized Person and the DTI Procedures;

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(vi)       Send a confirmation of each transaction in accordance with DTI Procedures;

(vii)      With respect solely to individual Accounts: notify an Owner in the year the Owner attains age 70½, and annually thereafter, of the requirements under the Code regarding required minimum distributions ("RMDs") and provide for functionality in the BNYM System to calculate and recalculate RMD amounts;

(viii)     Upon the death of an Owner, process transfers and distributions in accordance with instructions received in good order;

(ix)       Send blank designation of beneficiary forms to Owners in accordance with DTI Procedures and process designation of beneficiary forms completed and received in good order;

(x)        Process instructions for rollovers, direct rollovers, conversions, reconversions, recharacterizations, and return of excess contributions; and non-reportable transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee when directed in such instructions, subject to DTI Procedures, after all amounts necessary to satisfy all obligations outstanding with respect to the particular Owner and Tax Favored Account (including any claims asserted by third parties) have been paid, withheld or reserved, as appropriate under the circumstances;

(xi)       If an instruction for a transaction is not received in good order, DTI will send correspondence to the party who sent the instruction notifying the party, to the extent an intent to effect a particular transaction can be reasonably discerned from the instruction, of the information, documentation or other materials required to render the instruction in good order;

(xii)      Distribute to such parties as the TFA Custodian may direct, all information, documents and materials reasonably determined by the TFA Custodian to be required in connection with its role as a custodian under the Code and, upon the consent of DTI, with such consent not to be unreasonably withheld, such other information, documents and materials as the TFA Custodian may direct, provided the TFA Custodian provides all such information, documents and materials the number of days in advance of the distribution date as DTI shall reasonably specify.

(xiii)     Prepare and file in the TFA Custodian's name all reports or returns required to be filed by a TFA Custodian with respect to the Tax Favored Accounts, including an annual fair market value report, required minimum distribution notice, Forms 1096, 1099R, 1099Q, 945, 5498 and 5498-ESA, and withholding remittance forms.

(xiv)     Prepare and distribute to each Owner and to such other parties as may be indicated in the DTI Procedures, an annual consolidated statement, a quarterly consolidated statement for the first, second and third calendar quarters of each year and, if requested by the TFA Custodian with reasonable advance notice, a monthly consolidated statement, in all cases detailing all account activity occurring during the period covered by the statement.

(xv)      Subject to Sections 1(c) and 1(d) and Section 9(d), maintain in accordance with requirements of the Code applicable to the TFA Custodian with respect to the activities contemplated by this Section 3(a)(9), a record of all transactions in the Tax Favored Accounts contemplated by this Agreement, including contributions, distributions, disbursements, and including with respect to distributions, the category of the distribution under the Code and the method of distribution;

(xvi)     Research in the books and records maintained pursuant to this Agreement questions regarding Tax Favored Accounts from the TFA Custodian.

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(xvii)    Perform federal and state retirement account tax withholding on distributions from all Tax Favored Accounts as required by Applicable Law.

(xviii)   Prepare and distribute to Owners any required notices regarding federal and state taxes and tax withholding requirements (if any) in accordance with, and at the times provided under, Applicable Law, including but not limited to, any notices required under Section 3405 of the Code.

(xix)     At the request of an employer, monitor contributions to accounts to determine any excess contribution amounts and return such excess contribution amounts to the employer in accordance with DTI Procedures.

(F)        For clarification:  notwithstanding any other provision of this Agreement, DTI shall have no obligation or liability of any nature with respect to any of the following:

(i)         Investment decisions of any nature;

(ii)        Effecting distributions of RMDs absent express instructions from an Owner or, where provided for in DTI Procedures, express instructions received from the Funds in accordance with the terms of such procedures;

(iii)       Except as the parties may agree to in DTI Procedures, furnish any of the services provided for in Section 3(a)(9)(E), or any other services other than the services expressly provided for in Section 3 herein, to any account established pursuant to any account documentation other than the DTI Account Documentation, notwithstanding that such accounts may qualify as any of the accounts listed at Sections 3(a)(9)(A)(ii)(aa); or

(v)        Provide separate accounting or subaccounting of any nature regarding the monies or assets in a Tax Favored Account other than the single-account recordkeeping services expressly provided for in Section 3 herein, other than in this Section 3(a)(9)(F)(v), including without limitation separate accounting, subaccounting or establishing sources or contributors of contributions to a Tax Favored Account, earnings in the Tax Favored Account differentiated or allocated in any fashion, any pre-tax or after-tax categorizations, or disbursement, or any other categorization or classification of assets in a retirement account commonly referred to as "buckets" in the retirement plan services business, except that DTI will (i) record and maintain participant contribution, employer contribution and rollover or transfer contribution amounts in a manner permitting calculation of year-to-date participant contributions, year-to-date employer contributions, life-to-date participant contributions and life-to-date employer contributions from that information ("Down-To-Date Calculations"), and (ii) provide capability for printing the Down-To-Date Calculations on shareholder statements and confirmations and reporting the Down-To-Date Calculations to the Funds at the frequency specified in the DTI Procedures.  (For clarification: the Down-To-Date Calculations may be based solely on contribution information.  The Down-To-Date Calculations will not reflect certain adjustments made to contribution information after the information is initially received by DTI, such as manual (key-stroke) correction of errors in contribution amounts and the return of excess contribution amounts, if any.)

(10)      Print/Mail and E-delivery.

(i)         Provide print/mail services in accordance with the applicable Written Procedures.  Such Written Procedures shall include, as appropriate, overview of the services, technical requirements, file layouts, design, production and information management, programming, development work, capacity requirements and other information necessary to implement and perform the print/mail/E-delivery services.

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(ii)        Subject in all cases to provisions in the Written Procedures, print/mail services shall include:

(A)       output development services, including programming occurring in accordance with Sections 1(c), 1(d) or 9(d); output processing; printing; folding, collating; inserting; mailing/shipping; E-delivery; and copies/images, with respect to

(B)       checks, confirmations/transaction advices, letters, statements, reports, tax forms, and similar items ("Print Items").

(iii)       Upon notice from a Fund of a Quality Error (as defined below), research the reported Quality Error, determine root cause and report back to the Fund the results of its research.  If reasonably required by the Fund, reprint, reproduce and resend the Package affected by the particular Quality Error at no cost to the Fund.  For purposes of the foregoing: a "Quality Error" is defined as any error during the process that results in an individual Print Item or Package not meeting the standards set out in the applicable Written Procedure or service level set forth in the Service Level Agreement; and a "Package" means one mail piece consisting of print image(s), insert(s), if any, and an envelope or one set of E-delivered items in lieu of such mail piece.

(iv)       DTI will generate audit file output as part of the normal processing of the data from the application data file, if the Written Procedures provide for such (the "Audit File"), and will make such Audit File output available to the Funds via facsimile or other mutually agreed upon means.  The Funds shall provide DTI written approval (facsimile or e-mail permitted) of the Audit File within six (6) hours after receipt thereof.

(v)        DTI will retain copies of Print Items mailed or E-delivered to shareholders and third parties, or the ability to recreate such items, in accordance with Written Procedures.

(11)      Reports.  DTI shall:

(i)         Produce and make available for transmission intraday transaction reports, if applicable, and daily files and corresponding reconciliation reports each Business Day following the Business Day of activity, such reports to include:

(A)       new accounts

(B)       account maintenance items

(C)       closed accounts

(D)       current holdings per account

(E)       Fund profile information

(F)        financial detail per account

(G)       monthly average daily balance by Fund and shareholder account.

(ii)        Make available through the BNYM System each Business Day following the Business Day of activity, for that day and the prior day, daily journals and reports that reflect activity for each Business Day and load such reports that have been mutually agreed upon into COLD.

(iii)       Provide or make available ad hoc reports through DRAS and provide the capability to add or remove tables in DRAS.

(iv)       Provide periodic shareholder lists and statistics.

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(v)        Provide such other reports as may be mutually agreed upon.

(12)      Set-up and Maintenance of Dealer Files.  Set up and maintain Dealer files, including:

(i)         Set up files for new Dealers, new Dealer branches and new Dealer representatives and process changes to existing Dealer files, existing Dealer branch files and existing Dealer representative files.

(ii)        Following the close of business each Business Day, transmit to the Funds a file containing new Dealer branches added, and changes to existing Dealer branches occurring, that Business Day.

(iii)       Establish and maintain Dealer/branch mail matrix.

(iv)       Establish and maintain NSCC (as defined at Section 3(a)(15) below) cross-reference for Dealers and correspondent/clearing relationships.

(v)        Support changes to the foregoing required by Dealer terminations, suspensions, and mergers.

(13)      12b-1 Fees/Service Fees/Trailer Fees/Load Schedules.  Calculate, pay, and otherwise provide operational support (including through the BNYM System where determined appropriate by DTI and subject to Section 1(c) above) for 12b-1 fees, services fees, trailer fees, and sales loads, including:

(i)         Establish and maintain default fee schedules.

(ii)        Establish and maintain override fee schedules.

(iii)       Support fee waivers.

(iv)       Support suppression of fee schedules.

(v)        Transmit schedule additions and changes nightly to the Funds.

(vi)       Pursuant to the month end recalculation process: apply schedules to monthly average daily value of accounts at corresponding override level to calculate payments and remit payments via wire, ACH, NSCC Comm/SERV or check, including checks mailed to special addresses or sent via overnight delivery.

(vii)      Support check pull process, branch wires, ACH transfers, and checks, including checks mailed to special addresses or sent via overnight delivery.

(viii)     Transmit payment information monthly to the Funds.

(ix)       Provide and store reports of payments and non-payments monthly to the Funds.

(x)        Establish, maintain, and apply front-end load and dealer reallowance schedules.

(xi)       Establish, maintain, and apply indirect load schedules (contingent deferred sales charges, including those applied to Shares for which a front-end load was waived or not applicable).

(xii)      Support load grandfathering of Shares.

(xiii)     Track privileged and non-privileged Shares (in respect of the payment of front-end loads on Share exchanges).

(xiv)     Support rights of accumulation and letter of intent processing.

(xv)      Support contingent deferred sales charge and redemption fee processing and reporting.

(xvi)     Generate and deliver 12b-1 fee and commission statements.

(14)      Dealer Interfaces.  DTI shall develop and implement Dealer interfaces with the BNYM System in accordance with the Documentation, or if not provided for therein, in accordance with Section 1(d) and provide access to and use of DAZL and AdvisorCentral.

(15)      National Securities Clearing Corporation ("NSCC").

(i)         Accept and effectuate the registration and maintenance of accounts through the NSCC Networking programs ("Networking") and the purchase, redemption, transfer and exchange of Shares in such accounts through the NSCC's Fund/SERV program in accordance with instructions transmitted to and received by transmission from NSCC on behalf of authorized Dealers or other intermediaries on a Fund dealer file maintained by or on behalf of DTI.

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(ii)        Issue instructions to a Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants, defined to be "NSCC Participants").

(iii)       Provide account and transaction information from a Fund's records on FSR to the NSCC for NSCC Participants in accordance with NSCC's Networking and Fund/SERV rules.

(iv)       Maintain shareholder accounts on FSR through Networking.

(v)        Support all NSCC services (e.g., Fund/SERV, Networking, Profile, TORA, Comm/SERV and Omni/SERV).

(vi)       Identify and resolve Fund/SERV, Networking, ACATS and Comm/SERV rejects, including manually.

(vii)      Support soft and hard reject processing.

(viii)     Communicate with Dealers regarding rejects.

(ix)       Support waiver processing.

(x)        Support all Matrix levels.

(xi)       Monitor and resolve open orders and paid & waiting trades.

(xii)      Process B50, B51, and B52 records via standard BNYM System processes.

(xiii)     Establish and maintain Fund profiles and DTCC Security Master for NSCC processing.

(xiv)     Support Profile I prices, rates, and distribution information.

(xv)      Take commercially reasonable measures to retrieve sharelot data for omnibus account transfers into non-omnibus accounts.

(xvi)     Upon the reasonable request and sufficient advance notice of a Fund, provide sharelot data for transfers into omnibus accounts.

(xvii)    Support trust and third party administrator processing via the NSCC.

(xviii)   Support TORA processing via standard BNYM System process.

(xix)     Provide reporting, including reports of raw data from NSCC files.

(xx)      Support price protection requests.

(xxi)     Communicate bad price information to Dealers and facilitate settlements due to bad price.

(xxii)    Upon the reasonable request and sufficient advance notice of a Fund, support broker to broker conversions and Networking to omnibus conversions.

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(16)      Tax Services

(i)         Where required by the Code, withhold taxes (including backup withholding taxes) on U.S. residents and non-resident alien accounts, report such withheld taxes to relevant shareholders and the IRS and remit such withheld taxes to the IRS.  Adjust non-resident alien withholding to reflect qualified interest income received by the Funds.

(ii)        Prepare and file IRS Form 1099 and other tax reporting forms required by the IRS with respect to dividends and distributions.  Prepare and file any required state tax reporting with respect to dividends and distributions.

(iii)       Provide due diligence process for IRS Form W-9 and W-8 solicitations and encode shareholder records with properly returned information.

(iv)       Perform cost basis accounting accumulation and report the basis of redeemed Shares as required by the Code.

(v)        Retain tax reporting information from processed transactions in appropriate data files for preparation of IRS forms and information returns.

(vi)       Provide system and work stream to comply with the Foreign Account Tax Compliance Act ("FATCA"), including but not limited to:

(A)       During the account opening process, collect and store in an easily searchable and viewable file information required to comply with FATCA account classification requirements.

(B)       Initiate, monitor and maintain requests for FATCA documentation from account holders, including the ability to electronically record a review of FATCA  documentary evidence (e.g., who reviewed, what was reviewed, when).

(C)       Monitor and report to the Funds changes to account holder information which impacts their FATCA classification.

(D)       In compliance with FATCA, withhold taxes at the rate required by FATCA on payments made to non-participating foreign financial institutions and non-financial foreign entities ("NFFE") and remit such withheld taxes to the IRS.

(E)       Prepare tax reporting forms required by FATCA, including those relating to US owners of NFFEs.

(17)      Ancillary Services.

(i)         Maintain a daily record and produce a daily report for each Fund of all transactions and receipts and disbursements of money and securities (the "Supersheet") and after the close of business each Business Day deliver the Supersheet for each Fund for the prior and current Business Day (inclusive of estimates) to the Funds.  The Supersheet shall include:

(A)       Gain/loss information

(B)       Detailed capital share transactions and NAV

(C)       Dividend payable, accrual, liquidations and dividend rate

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(D)       Redemption fees

(E)       Number of accounts

(F)        Dealer and distribution commissions

(ii)        Prepare and transmit files containing data and information from the Supersheet as provided in Written Procedures.  Transmit Supersheet summary information to the Funds' designated accounting system provider in prescribed format and schedule.

(iii)       Perform the research reasonably requested by the Funds.

(iv)       Perform settlement activities with the Fund Custodian as set forth in applicable Written Procedures.

(v)        Reconcile Fund demand deposit accounts ("DDAs") daily and implement reasonable DDA reconciliation controls.

(vi)       Match wires and trades.

(vii)      Provide due money reports and open subscription and redemption detail in accordance with scheduling as set forth in Written Procedures.

(viii)     Administer the gain-loss policy as provided in this Agreement or Written Procedures.

(ix)       Perform daily dividend accrual reconciliation.

(x)        Automatically accept Fund price information nightly via PRAT into the BNYM System, including net asset value, daily rate, 1/7/30 day yields, daily income earned and such other pricing components as provided in Written Procedures.

(xi)       Prepare shareholder lists in conjunction with proxy solicitations.

(xii)      Perform Remediation Services as appropriate under the circumstances.

(xiii)     Resolve "wire/no trade" items as set forth in Written Procedures.

(xiv)     Provide standard reporting relating to largest shareholders as required for compliance and tax reasons.

(xv)      Provide reports relating to NAV error correction and process adjustments as directed by the Funds.

(xvi)     Provide audit confirmation letters.

(xvii)    Perform NAV error correction process in accordance with the DTI Procedures.

(xviii)   Provide end-of-day information variance exception notification.

(18)      Legal Process.

(i)         In the event (A) DTI directly receives a Legal Process Item (as defined below) that has been properly served, (B) a Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to DTI, or (C) a Fund accepts service of a Legal Process item that has not been properly served and elects to deliver the Legal Process Item to DTI for processing, then in all such cases DTI shall take the actions that are appropriate for the Legal Process Items, including without limitation furnishing information and documentation, redeeming Shares and disbursing the proceeds, placing transactional restrictions on and removing transactional restrictions from accounts, seeking to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seeking an extension of the period to respond, all by the response date specified in the Legal Process Item, or by the response date indicated by an applicable extension.

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(ii)        "Legal Process Items" means (I) solely to the extent relating to property of a Fund shareholder in a Fund account or property in a Fund shareholder account, all orders of attachment, restraining notices, temporary restraining orders, orders to show cause, writs of attachment, forfeiture orders, garnishments, levies, executions, and judgments, and all other orders for the restraint or seizure assets by the government or civil litigants; (II) all grand jury subpoenas, criminal trial or "stand-by" subpoenas, investigative subpoenas, commissioner's subpoenas, IRS summonses, and any requests for information or testimony by any governmental entity whether state or federal, including the SEC Division of Enforcement and FINRA; and (III) civil subpoenas.

(19)      Proxy.  In conjunction with proxy solicitations, prepare shareholder lists and certify them as accurate as of a specified record date.

(20)      Non-Custodial Retirement Plan Services.  DTI shall perform the services specified in the Written Procedures for non-custodial retirement plans identified in the Written Procedures.

(21)      Translation.  Translate any instructions or documents submitted in a foreign language.

(22)      Support of "Blue Sky" Reporting.

(i)         Record in the BNYM System the states and countries where Shares of each Fund are registered, qualified or exempt, in accordance with information regarding such provided by the Funds ("Blue Sky Information").

(ii)        Reject transactions in states and countries in which Shares are not registered, qualified or exempt, as shown in the Blue Sky Information.

(iii)       Transmit to the Funds' "Blue Sky" vendor a daily file of Share transaction information as specified in Written Procedures, such that the vendor may provide reports to the Funds for "Blue Sky" monitoring.

(iv)       Upon Written Instruction from the Funds, reverse Share transactions in states and countries in which Shares are not properly registered, qualified or exempt.

(23)      Proper Instructions.

(i)         In accordance with Written Procedures, DTI shall (i) require proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, and (ii) reject orders or instructions not in good order, all in accordance with the applicable Fund Prospectus, Written Procedures and Applicable Law.

(ii)        In accordance with, but only to the extent expressly provided for in Written Procedures, DTI may accept telefaxed or scanned and e-mailed instructions and documents from authorized Dealers.

(b)        Anti-Money Laundering Program Services.  DTI will provide the services described in subsections (1) through (10) of this Section 3(b) ("AML Services").  DTI will provide for the creation, maintenance and retention of all records as required by Applicable Law in connection with provision of the Services described in this Section 3(b).

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(1)        Anti-Money Laundering.

(A)       DTI shall provide for the establishment, maintenance and monitoring of accounts of investors in the Funds and perform reasonable actions necessary to assist the Funds in complying with Section 352 of the USA PATRIOT Act, as follows:

(i)         DTI shall establish and implement written policies, procedures and internal controls reasonably designed to help prevent the Funds from being used for money laundering or the financing of terrorist activities, including, without limiting the generality of the foregoing, procedures for the ongoing surveillance of shareholder accounts, designed to detect money laundering activity, that take into account the money laundering risk level for an account or group of accounts, e.g., foreign vs. domestic accounts or public vs. private companies.   The procedures for the ongoing surveillance of shareholder accounts shall be set forth in the DTI Procedures.

(ii)        DTI shall provide for independent testing, by an employee who is not responsible for the operation of DTI's anti-money laundering ("AML") program or by an outside party, for compliance with DTI's written AML policies and procedures;

(iii)       DTI shall designate a person or persons responsible for implementing and monitoring the operation and internal controls of DTI's AML program; and

(iv)       DTI shall provide ongoing training of DTI personnel relating to the prevention of money-laundering activities.

(B)       Upon the reasonable request of a Fund, DTI shall provide to the Fund: (x) a copy of DTI's written AML policies and procedures; (y) at the option of DTI, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate DTI personnel.

(C)       Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Funds may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2)        Foreign Account Due Diligence.

(A)       DTI acknowledges that, pursuant to the Funds' AML Program and Prospectuses, a Fund account may not be established for a "foreign financial institution."  All of the existing Fund "foreign financial institution" accounts were opened prior to February 5, 2008, the applicability date of the final rule regarding Special Due Diligence Programs for Certain Foreign Accounts.  However, to assist the Funds in complying with requirements regarding a due diligence program for existing "foreign financial institution" accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act ("FFI Regulations"), DTI will provide the following:

(i)         Implement and operate a due diligence program that includes appropriate, specific, risk-based and, where required by Applicable Law, enhanced policies, procedures and controls that are reasonably designed to enable a Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account maintained, administered or managed by the Fund for a Foreign Financial Institution (as defined in 31 CFR 1010.605(f)) ("Foreign Financial Institution");

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(ii)        Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with account maintenance;

(iii)       Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign Financial Institution account and determine whether any such Foreign Financial Institution account is subject to the enhanced due diligence set forth in 31 CFR 1010.610(b);

(iv)       Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)        Implement procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account including when to suspend transaction activity, deliver a suspicious activity referral to DTI or close the account;

(vi)       Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610; and

(vii)      Report to the Funds about measures taken under (i)-(vi) above.

(B)       Nothing in Section 3(b)(2) shall be construed to require DTI to provide performance of  any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C)       Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Funds may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3)        Customer Identification Program.

(A)       To assist the Funds in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act ("CIP Regulations"), DTI will perform, or provide for the performance of, the following:

(i)         Implement procedures which require that prior to establishing a new account in a Fund DTI obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for the "Customer" (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)        Attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened, as follows:

            Natural Persons.  DTI shall compare the Customer's name and at least one other item of identifying information against information obtained from a consumer reporting agency, public database, or other independent source.  If DTI is presented with circumstances that increase the risk that it will be unable to verify the true identity of the Customer using non-documentary means, e..g, for non-U.S. persons that do not have a taxpayer identification number, DTI may use documentary procedures, such as obtaining a copy of a government-issued document evidencing nationality or residence, e.g., a passport.

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            Customers Other Than Natural Persons.  DTI shall obtain copies of the relevant portions of documents showing the existence of the entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument.  If DTI is presented with circumstances that increase the risk that DTI will be unable to verify the true identity of the Customer through documents, DTI may use non-documentary procedures, such as contacting the Customer or comparing the Customer's identifying information with information obtained from a consumer reporting agency, public database, or other source.  If DTI determines that the nature of the entity or its business presents a higher degree of risk that it will not know the Customer's true identity using the verification methods described above, DTI shall also obtain identifying information for individuals with authority or control over the account, including persons authorized to effect transactions in the account, and shall verify the identity of these individuals in order to verify the Customer's true identity.

(iii)       Implement procedures to be followed in circumstances in which a reasonable belief about the true identity of a Customer cannot be formed, including when to refuse to open the account, suspend transaction activity, deliver a suspicious activity referral to the Funds or close the account, in accordance with the DTI Procedures.

(iv)       Determine, within a reasonable period of time after the account is opened, or earlier, if required by federal law or regulation or federal directive issued in connection with the applicable list, whether each new Customer appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of the Treasury in consultation with the federal functional regulators, and follow all federal directives issued in connection with such lists.

(v)        Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).

(vi)       Regularly report to the Funds about measures taken under (i)-(v) above.

(vii)      Work with the Funds to notify, consistent with 31 CFR 1024.220(a)(5), prospective Customers subscribing for Shares via the Internet or telephone about the program conducted by the Funds in accordance with the CIP Regulations.

(B)       Nothing in Section 3(b)(3) shall be construed to require DTI to provide performance of any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through Dealers which use the facilities of the NSCC.

(4)        FinCEN Requests Under USA PATRIOT Act Section 314(a).  The Funds hereby engage DTI to provide the services set forth in this subsection (3)(b)(4) with respect to FinCEN Section 314(a) information requests ("Information Requests") received by a Fund.  Upon receipt by DTI of an Information Request, including those delivered by a Fund in compliance with the 314(a) Procedures (as defined below), DTI will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the relevant Fund. Information relating to potential matches resulting from these comparisons, after review by DTI for quality assurance purposes ("Comparison Results"), will be made available to the Funds in a timely manner.  DTI will have responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results.  In addition, a potential match will be analyzed by DTI in conjunction with other relevant activity contained in records for the particular relevant account.  If DTI determines that further investigation is warranted because the activity might constitute "suspicious activity", as that term is used for purposes of the USA PATRIOT Act, then DTI will deliver a suspicious activity referral to the Funds' AML Compliance Officer and will perform the services set forth in Section 3(b)(6)(C).  "314(a) Procedures" means the DTI Procedures governing the delivery and processing of Information Requests transmitted to DTI, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to DTI.

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(5)        U.S. Government List Matching Services.

(A)       In accordance with the schedule set forth in subsection (B) below, DTI will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in databases maintained for the Funds ("Fund Data") to "U.S. Government Lists", which is hereby defined to mean the following:

(i)         data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury ("OFAC") and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Funds ("OFAC Lists");

(ii)        data promulgated in connection with the list of Non-Cooperative Countries and Territories ("NCCT List") published by the Financial Action Task Force;

(iii)       data promulgated in connection with determinations by the Director (the "Director") of FinCEN that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern ("PMLC Determination"); and

(iv)       data promulgated in connection with any other lists, programs or determinations (a) which DTI determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (b) which DTI, pursuant to Section 1(c) or Section 1(d), adds to the service described in this Section 3(b)(5).

(B)       For the two weeks following the Effective Date, DTI will perform the list matching service described in Section 3(b)(5)(A) above at account opening and on a weekly basis thereafter.  After the second week following the Effective Date, DTI will perform the list matching service described in Section 3(b)(5)(A) above at account opening and on a daily basis thereafter.

(C)       In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (A) DTI determines that any Fund Data constitutes a "match" with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, DTI:

(i)         will notify the relevant Fund(s) of such match;

(ii)        will timely send any other notifications required by Applicable Law by virtue of the match;

(iii)       if a match to an OFAC List, will to the extent required by Applicable Law take, or assist the relevant Fund(s) in taking, appropriate steps to block any transactions or attempted transactions to the extent such action may be required by such Applicable Law;

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(iv)       if a match to the NCCT List or a PMLC Determination, will to the extent required by Applicable Law conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the relevant Funds(s);

(v)        if a match to a PMLC Determination, will assist the Funds in taking the appropriate special measures imposed by the Director; and

(vi)       will take, or assist the relevant Fund(s) in taking, any other appropriate actions required by Applicable Law.

(D)       "Appropriate List Matching Data" means (i) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by DTI in good faith in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(6)        Suspicious Activity Report Filing Services.

(A)       The Funds hereby engage DTI as their agent during performance of the Services to monitor activities occurring with respect to the Funds and if in the course of such monitoring it determines that any of such activities could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then DTI will deliver a suspicious activity referral to the Funds' AML Compliance Officer and perform the services set forth in subsection (C) below.

(B)       If DTI determines, based on preliminary criteria, after a review of a Legal Process Item and related account materials conducted in accordance with Section 3(a)(18), that the information in the Legal Process Item and related account materials could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then DTI will deliver a suspicious activity referral to the Funds' AML Compliance Officer and perform the services set forth in subsection (C) below.

(C)       Upon its receipt of a potential match pursuant to Section 3(b)(4), a determination of potential suspicious activity pursuant to subsection (A) above or a Legal Process Item pursuant to subsection (B) above, DTI will conduct the appropriate suspicious activity analysis and if it determines after such analysis that suspicious activity may be indicated, DTI will consult with the Funds' AML Compliance Officer to determine jointly whether a suspicious activity report ("SAR") should be filed on behalf of the Fund.  If DTI and the Funds' AML Compliance Officer jointly determine that a SAR should be filed, DTI will prepare and file a SAR on behalf of the Fund and the following provisions shall apply:

(i)         DTI will use reasonable efforts to (aa) coordinate with the Funds' AML Compliance Officer the filing of a SAR as required by Applicable Law, (bb) prepare and file the SAR as agent for a Fund and maintain documents supporting the SAR, (cc) if appropriate under regulatory guidance and procedures, file a joint SAR as agent for a Fund and any other designated financial institutions and (dd) provide the relevant Fund with a copy of the SAR within a reasonable time after filing.  To the extent permitted by Applicable Law, DTI may share information related to the AML Services hereunder with its supervising parent entities and financial institutions subject to a joint SAR filing, and any other institution within its corporate organizational structure, as permitted by Applicable Law, FinCEN guidance and appropriate company policies and procedures.

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(ii)        Each party will promptly notify the other party (as permitted by Applicable Law) if any further communication is received from the U.S. Department of the Treasury or any law enforcement agencies regarding the SAR.  The parties will reasonably cooperate and assist each other in responding to inquiries from the U.S. Department of the Treasury or law enforcement agencies with respect to the SAR or with respect to supporting documentation for the SAR requested by any law enforcement agency.

(iii)       Unless prohibited by Applicable Law, each party will use reasonable efforts to consult with the appropriate personnel of the other party prior to contacting law enforcement authorities or filing a SAR.  Notwithstanding the foregoing, each party reserves the sole discretion to make any such contacts or filings without prior notification or approval of the other party.  If upon consultation, the parties disagree with a DTI recommendation to contact law enforcement or file a SAR, either party may make a notification or file a SAR, as applicable, independently of the other party.

(iv)       In addition to any confidentiality obligations set forth in this Agreement, each party understands and acknowledges the extreme confidential nature of underlying information concerning SAR filings ("SAR Confidential Information").  Each party agrees to hold all SAR Confidential Information in strict confidence and to share such SAR Confidential Information only with, to the extent permitted by Applicable Law and FinCEN guidance, (i) the other party, (ii) BNYM, (iii) any party that may be deemed to control a Fund ("control" as defined in Section 2(a)(9) of the 1940 Act), which may include the Fund's investment adviser (collectively, "control affiliates"), (iv) each of their respective employees, attorneys and auditors on a need-to-know basis, and (v) state, federal and local law enforcement and applicable regulators.

(v)        Each Fund hereby authorizes DTI, as its agent, to share information about potentially suspicious activities involving the Fund, but not the acknowledgment or copy of any SAR filing, with other financial institutions in accordance with Section 314(b) of the USA PATRIOT Act.  As between DTI and the Funds, DTI will be solely responsible for the timely filing of any annual notices required by Section 314(b) to be filed by DTI or the Funds to allow DTI to share such information.

(7)        DTI shall compare Fund Data against internal and third party databases of politically exposed persons and negative news and conduct such other screening processes in accordance with the Tier 1 Country Screening Procedures listed in Schedule C of this Agreement, to which the parties mutually agree, prior to or promptly after account opening, and periodically thereafter using a risk based approach.  DTI shall report any matches to the Funds and will assist the Funds in taking appropriate action, such as enhanced due diligence or closing the account.

(8)        As long as DTI is a subsidiary of BNYM Corporation, DTI shall follow such additional procedures with respect to Fund accounts and BNYM Corporation's Global Anti-Money Laundering/Know-Your-Customer Policy as shall be directed by BNYM Corporation.

(9)        DTI agrees to permit governmental authorities with jurisdiction over a Fund to conduct examinations of the operations and records relating to the services performed by DTI under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund's cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

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(10)      For purposes of clarification:  All Written Procedures relating to the services performed by DTI pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by DTI shall constitute Confidential Information of DTI, except to the extent, if any, such materials constitute Fund records under Applicable Law.

(11)      The Funds acknowledge that as between DTI on the one hand, and the Funds on the other hand, Funds shall retain the responsibility for determining the applicability to the Funds of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time ("Fund AML Laws"), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Funds in complying with the Fund AML Laws, or for furnishing any supplementation or augmentation to the AML Services.  Subject to Section 1(c), the services provided pursuant to this Section 3(b) may be changed at any time and from time to time by DTI in its reasonable sole discretion to include commercially reasonable provisions appropriate in light of any changes to the Fund AML Laws, or new laws that are similar in intended purpose or national policy to the Fund AML Laws, and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to Section 16(a), provided that DTI shall give the Funds 30 days advance notice of any such change in service or, if 30 days advance notice is not practicable, as much notice as is practicable under the circumstances.

(c)        Red Flags Services.

(1)        DTI will provide each Fund with the "Red Flags Services", which is hereby defined to mean the following services:

(i)         maintain written controls (as they may be revised from time to time hereunder, referred to herein as the "Controls") reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through DTI or BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through DTI or BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below); solely for purposes of this Section 3(c), the capitalized terms below will have the respective meaning ascribed to each:

(A)       "Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person;

(B)       "Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority;

(C)       "Registered Owner" means the owner of record of a Direct Account on the books and records of a Fund maintained by or on behalf of DTI as the provider of registrar services to the Fund (the "Fund Registry");

(D)       "Covered Person" means the owner of record of a Covered Account on the Fund Registry;

(E)       "Direct Account" means an Account established directly with and through DTI as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through DTI;

(F)        "Covered Account" means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Shares directly with and through DTI; and

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(G)       "Account" means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner's customers from identity theft, including financial, operational, compliance, reputation, or litigation risks;

(ii)        make available to the Funds upon request a printed copy of or Internet viewing access to the Controls;

(iii)       notify the relevant Fund(s) of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person ("Possible Identity Theft") and assist the Fund(s) in determining the appropriate response to the Possible Identity Theft; and

(iv)       upon the Funds' request, issuance of a certification in a form determined to be appropriate by DTI in its reasonable discretion, certifying to DTI's continuing compliance with the Controls.

(2)        Subject to Section 1(c), the Controls and the Red Flags Services may be changed at any time and from time to time by DTI in its reasonable sole discretion to include commercially reasonable provisions appropriate in light of any changes to the Red Flags Requirements, or new laws or regulations similar in intended purpose or national policy to the Red Flags Requirements, and the description of services contained in Section 3(c) shall be deemed revised accordingly without written amendment pursuant to Section 16(a), provided that DTI shall give the Funds 30 days advance notice of any such change in service or, if 30 days advance notice is not practicable, as much notice as is practicable under the circumstances.

(d)        Additional DTI Information Technology Obligations.

(1)        Lion System and GAMA System Interfaces.  DTI shall provide on the BNYM Equipment software that permits users of DTI's Lion Remote System Web application ("Lion Web Application"), DTI's Lion System hosted within FSR ("Lion System") and DTI's General Asset Management Account System hosted within FSR ("GAMA System") to access the data and information maintained for the Funds in FSR in connection with the Services ("Fund FSR Information") and use the Fund FSR Information in the Lion Web Application, Lion System or GAMA System, as appropriate, subject to all policies and procedures, including information security policies and procedures, applicable to the BNYM System and its access and use (such software being referred to herein as, respectively, the "Lion Software" and "GAMA Software").  DTI will permit users of, respectively, the Lion System and the GAMA System, identified to DTI by the Funds, who satisfy all security and other conditions, to access and use the Fund FSR Information through, respectively, the Lion System and the GAMA System.  In the event DTI develops documentation for the Lion System, Lion Software, GAMA System or GAMA Software, the Funds and users of each software shall be obligated to comply with the terms of such documentation.  The Funds acknowledge and agree that the Lion Web Application, Lion System and GAMA System are the property of and proprietary to DTI.

(2)        Technology Services.

            (A)       Each Contract Year DTI will cause the Technology Personnel to perform the Technology Services for the Technology Hours at no additional cost to the Funds in accordance with the terms of this Section 3(d)(2).  For purposes of the foregoing:

(i)         "Contract Year" means the following collectively and individually as appropriate to the context: (aa) the "First Year", defined hereby to mean the period commencing on the Effective Date and ending on the last date of the calendar month which follows by twelve full calendar months the calendar month in which the Effective Date occurs ("First Year Ending Date"); (bb) the "Middle Years", hereby defined to mean the period commencing on the first day following the end of the First Year, and each subsequent anniversary of such date ("Middle Year Commencement Date"), and ending on the next occurring anniversary of the First Year Ending Date; and (cc) the "Termination Year", unless Section 3(d)(2)(B) applies, defined to be the period commencing on the last Middle Year Commencement Date which precedes a termination of this Agreement which occurs on an anniversary of the Effective Date and ending on such termination date.

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(ii)        "Technology Personnel" means the personnel performing the Technology Services in accordance with this Section 3(d)(2)(A)(ii).  Commencing on the Effective Date, personnel will be allocated to perform the Technology Services such that Technology Services for approximately 56% of the Technology Hours each Business Day are performed by computer programmers and that Technology Services for approximately 44% of the Technology Hours each Business Day are performed by analysts ("Initial Allocation").  In the event DTI reasonably determines that (aa) the expertise of computer systems personnel other than computer programmers or analysts is appropriate for a particular Technology Service, or (bb) that the allocation of Technology Hours between computer programmers and analysts should be modified from the Initial Allocation or from another allocation set at in accordance with this Section 3(d)(2)(A)(ii) for some or all of the Technology Services to be performed after a particular point in time, then DTI may thereafter for the period of time provided for in its determination: (yy) under the circumstances addressed by clause (aa), cause computer systems personnel subject matter experts to perform Technology Services for approximately the percentage of Technology Hours each Business Day specified by DTI in its determination, and (zz) under the circumstances addressed by clause (bb), cause computer programmers and analysts to perform Technology Services each Business Day in accordance with the allocation of Technology Hours specified by DTI in its determination. Notwithstanding and in addition to the foregoing, commencing on the Effective Date, DTI will allocate personnel to perform the Technology Services such that Technology Services for 25% or more of the Technology Hours each Business Day are performed by persons with two (2) years or more experience developing data processing applications software for mutual fund transfer agency activities.

(iii)       "Technology Services" means:

(aa)      The conversion of all Fund shareholder accounts, Fund books and records and all related Fund data and information from the specifications and requirements of the prior subcontractor to DTI to the specifications and requirements of the BNYM System, the installation of all such data and information into the BNYM System, and all other implementation activities appropriate to be performed with respect to the BNYM System in order to permit DTI to provide the Services and the Licensed Services in a production environment; provided, however, to the extent any of such services constitute Day 2 Services, the work shall be provided subject to the proviso in Section 3(j) regarding Credited Hours and invoice credits;

(bb)      Development, testing and implementation of the Lion Software, GAMA Software and any other modifications to the BNYM System requested by DTI or required for BNYM to provide the Services and the Licensed Services;

(cc)      All work occurring in accordance with Sections 1(c)(2) or 1(d) of this Agreement that is appropriate and reasonable for the Technology Personnel to perform, including without limitation activities related to modifications and enhancements to the BNYM System.  For all purposes of this Agreement, the phrase "work that is appropriate and reasonable for the Technology Personnel to perform" means work that is appropriate and reasonable for the Technology Personnel to perform based on the nature of the work and the skills expected to be possessed under this Agreement by the Technology Personnel;

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(dd)      All activities related to all (I) Updates to the BNYM System, (II) work that is appropriate and reasonable for the Technology Personnel to perform in connection with the development and implementation of a New Service (as defined in Section 9(d) below) or pursuant to Section 3(d)(3), and (III) Upgrades to the extent not subject to subsection (cc) above or clauses (I) or (II) of this subsection (dd), in all of the foregoing instances to the extent (y) the activities are performed due to (A) a specification or requirement of the Dreyfus System, (B) a characteristic, specification or feature of the Services or Licensed Services that is different from the services provided by BNYM to the majority of its transfer agency clients generally or (C) any other unique specification or requirement of the Funds, or (z) the activities are performed due to a Fund's request, and DTI's agreement, to engage Technology Personnel in the activities contemplated by this subsection (dd) earlier, in greater numbers, with a larger concentration of specialized skills, or otherwise than in accordance with the schedule or plans of DTI;

(ee)      All work in connection with Conversion Actions performed that are appropriate and reasonable for the Technology Personnel to perform, as referenced in Section 13(g)(i);

(ff)       All work performed in connection with Day 2 Services under Section 3(j) that is appropriate and reasonable for the Technology Personnel to perform, but subject to the proviso in Section 3(j) regarding Credited Hours and invoice credits;

(gg)      All work performed in connection with the voice response unit provided by DTI for automated shareholder servicing via telephone that is appropriate and reasonable for the Technology Personnel to perform;

(hh)      In connection with any request by a Fund for books and records in accordance with Sections 2(b) and 2(c), work that is appropriate and reasonable for the Technology Personnel to perform;

(ii)        All work performed in connection with a Fund's request for DTI to convert shareholder records not on the BNYM System and transfer such records to the production database of DTI in the BNYM System, that is appropriate and reasonable for the Technology Personnel to perform; and

(jj)        Any other technology services as the parties shall mutually agree.

(iv)       "Technology Hours" means:

(aa)      As of the first day of a Contract Year in which the Technology Personnel Number does not increase or decrease due to the operation of subsection (v) below, the number arrived at by multiplying  (I) the Technology Personnel Number in effect on such date, times  (II) 1,500; or

(bb)      As of the first day of a Contract Year in which the Technology Personnel Number increases or decreases due to the operation of subsection (v) below, (I) the number arrived at pursuant to the calculation in clause (aa) above, plus, (II) effective as of the January 1 that the Technology Personnel Number increases or decreases, the number of hours determined by multiplying (x) by (y) by (z), where:

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(x)        is the number of Upward Increments or Downward Increments upon which the change in the Technology Personnel Number is based;

(y)        is the number of full calendar months remaining in the Contract Year commencing on the January 1 as of which the adjustment is to be made; and

(z)        is 1,500.

(v)        "Technology Personnel Number" means nine (9), subject to the following

(aa)      For each increment of 100,000 that the Determination Date Amount (as defined below) exceeds 845,000 ("Upward Increment"), the Technology Personnel Number shall increase by one, and if the Determination Date Amount should subsequently fall below one or more of the Upward Increments the Technology Personnel Number shall decrease by one for each such Upward Increment; and

(bb)      For each increment of 100,000 that the Determination Date Amount falls short of 845,000 ("Downward Increment"), the Technology Personnel Number shall decrease by one, and if the Determination Date Amount should subsequently increase above one or more of the Downward Increments the Technology Personnel Number shall increase by one for each such Downward Increment;

provided, however, notwithstanding clause (bb) above, the Technology Personnel Number shall never decrease below 5 and the number of Technology Hours with respect to which Technology Services are performed by programmers shall never decrease below 7,500; provided further, however,  if but for the operation of this proviso the Technology Personnel Number would have decreased below 5 due to the operation of clause (bb) above, then the Technology Personnel Number cannot increase above 5 until the Determination Date Amount equals or exceeds 545,000.

(vi)       "Determination Date Amount" means the number of open Fund accounts as of the close of business on a Determination Date.

(vii)      "Determination Date" means September 30, 2013 and each September 30 thereafter as long as this Agreement is in effect, except if any particular September 30 is not a Business Day, then it means the last Business Day immediately preceding the September 30 that is not a Business Day.

(B)       In the event this Agreement or performance of the Services terminates on a date other than an anniversary of the Effective Date, then the term Termination Year means the period commencing on the last Middle Year Commencement Date which precedes the termination of this Agreement or the Services, as appropriate, and ends on the termination date of this Agreement or the Services, whichever occurs later.  With respect to such a Termination Year, the number of Technology Hours will be calculated as much as possible in accordance with Section 3(d)(A)(iv) but prorated over the portion of the full year represented by the Termination Year.

(C)       In the event DTI reasonably determines at any time that the number of hours required to perform a Technology Service in accordance with a project timeline exceeds or will exceed the Technology Hours allotted to the particular Technology Service, DTI shall notify the Funds of such in writing and include in such notice a good faith estimate of the additional hours required to perform the Technology Service in accordance with the relevant timeline.  In the event DTI reasonably determines at any time that the number of hours required to perform Technology Services planned or scheduled for the remainder of a given Contract Year exceeds or will exceed the Technology Hours available for the remainder of the particular Contract Year, DTI shall notify the Funds of such in writing and include in such notice a good faith estimate of the additional hours required to perform the Technology Services in the given Contract Year.  In the event the Funds request in writing that DTI provide Technology Services in excess of the Technology Hours then available, whether in response to a notification from DTI as described in the preceding two sentences or otherwise:  (aa) DTI will engage in commercially reasonable measures as appropriate under the circumstances given resource availability to (I) utilize persons employed or subcontracted by BNYM at the time of the request to provide the Technology Services for the additional requested hours, or (II) open requisitions for additional personnel in response to the request and fill the open requisitions resulting from such request; provided, however, DTI will not under any circumstances be required to utilize persons employed or subcontracted by BNYM at the time of the request to provide the Technology Services for the additional requested hours; and (bb) the Funds will pay for the Technology Services provided upon such request at the rates set forth in the Fee Agreement.

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(D)       Technology Hours not used in a given Contract Year, not to exceed 20% of the Technology Hours available for that Contract Year, shall carry over to the following Contract Year.

(E)       Technology Personnel, including subject matter experts, shall at all times have an average of at least five (5) years data processing applications software experience.

(F)        DTI will provide the Funds with monthly reports regarding the performance of Technology Services by the Technology Personnel, the form and content of which to be mutually agreed upon by DTI and the Funds.

(3)        The development of any transmission protocols and custom non-transmission interface protocols inbound and outbound interfaces shall be subject to the provisions of, as applicable, Section 1(c), 1(d) or 9(d).

(e)        Cash Administration Services.

(1)        DTI shall provide for demand deposit or other appropriate accounts to be established for the benefit of the Funds at BNY Mellon Bank or, with the consent of the Funds, at another depositary institution ("Third Party Institution"), which may be an affiliate of DTI ("Affiliated Third Party Institution"), for the purpose of administering monies received in the course of performing services hereunder, as set forth in subsection (2) below ("Service Accounts").  In addition, during the term of this Agreement, DTI shall interface with the Fund Custodian in all respects as are reasonably necessary for the provision of other cash management services to the Funds related to the processing of Fund shareholder redemption drafts.

(2)        In accordance with the Written Procedures, DTI will perform or provide the following cash management services:

(A)       DTI will provide for the acceptance of payment for the purchase of Shares tendered by financial intermediaries, Fund shareholders and other investors in the Funds.  DTI will cause monies it receives for such purchases through NSCC settlement procedures, by wire transfer and by ACH transfer to be deposited into the Service Accounts.  DTI will cause personal checks received for such purchases to be deposited into the Service Accounts for customary check clearance activities by the Service Account Bank (as defined below).  DTI will cause monies received in the Service Accounts resulting from the purchase of Shares to be transferred from the Service Accounts to the Fund Custodian for deposit into the custody account of the Fund established with the Fund Custodian pursuant to the custody agreement between the Fund Custodian and the Fund ("Custody Account").

(B)       DTI will cause to be accepted into the Service Accounts monies transferred to DTI by the Fund Custodian drawn by the Custodian from the Custody Account and will cause such monies to be disbursed from the Service Accounts in accordance with the related instructions received in good order, including without limitation disbursements in connection with redemptions of Shares by Fund shareholders, cash distributions effected by the Funds, such as dividend payments and capital gains distributions, payments of state and federal withholding tax obligations, and payments due Dealers, such as commissions and 12b-1 fees.

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(3)        Service Accounts utilized for the payment of state and federal withholding tax obligations may be omnibus accounts in which the assets of other mutual funds are commingled.  Service Accounts utilized for other cash management services may be omnibus accounts in which the assets of all Funds are commingled.  An institution at which a Service Account is maintained is referred to herein as a "Service Account Bank."

(4)        DTI shall be permitted to cause funds to be swept from the Service Accounts into investment accounts at BNY Mellon Bank or a Third Party Institution, including Affiliated Third Party Institutions, and to retain, or allow an Affiliate to retain, for its own account any income earned from such sweep and may retain, or allow an Affiliate to retain, for its own account any balance credits issued with respect to the monies in the Service Accounts, in each case to the extent that such income or balance credits are in excess of the Account Credit for a calendar month pursuant to Section 3(e)(7)(A) calculated as if any such funds swept from the Service Accounts had remained in the Service Accounts rather than being swept into investment accounts at BNY Mellon Bank or a Third Party Institution.  The Funds acknowledge that DTI, BNYM, BNY Mellon Bank and Affiliated Third Party Institutions may derive a benefit from the monies deposited with or swept into, respectively, BNY Mellon Bank or an Affiliated Third Party Institution to the extent BNY Mellon Bank or an Affiliated Third Party Institution, as appropriate, is able to use such monies in its business operations.

(5)        (A)       DTI will offset Bank Charges (as defined below) attributable to a particular calendar month with a credit ("Account Credit") calculated on the aggregate average balance in the Designated Service Accounts (as defined below) for the particular month after reduction for amounts equal to the reserve requirements applicable to the Designated Service Accounts due to regulations of the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, using the interest rate designated in the Fee Agreement.

(B)       To the extent the Account Credit may exceed the amount of Bank Charges ("Excess Account Credit"), DTI will reduce the Account Fees incurred by the Funds for the particular month (such "Account Fees" being hereby defined to mean the fees listed at Section 1 of the Fee Agreement) with the Excess Account Credit.  To the extent the amount of Excess Account Credit may exceed Account Fees for the particular month, such excess ("Carryover Account Credit") shall be available to reduce  Bank Charges and Account Fees for the next 12 immediately succeeding calendar months ("Carryover Months"). Carryover Account Credits shall be applied to reduce Bank Charges and Account Fees for a particular Carryover Month not otherwise reduced by Account Credits for the particular Carryover Month in chronological order - the earliest accrued Carryover Account Credits being applied first in the order accrued.  For clarification:  any Carryover Account Credits not used to reduce Bank Charges or Account Fees in the manner described in the preceding sentences of this subsection (B) by the twelfth calendar month following the month accrued shall become void.

(C)       The Funds shall be obligated to pay DTI any amount by which the Bank Charges for the relevant month exceed the Account Credits for the particular month plus any available Carryover Account Credits determined in accordance with subsection (B) above.  (Also, for the avoidance of doubt:  The Funds shall be obligated to pay DTI any amount by which the Account Fees for the relevant month exceed any available Excess Account Credit or Carryover Account Credit for the particular month.)

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(D)       If in any calendar month the aggregate average monthly balance of the Service Accounts used to calculate the Account Credit is negative, the Funds shall pay DTI interest on the negative balance at the rate and in accordance with other applicable terms set forth in the Fee Agreement.

(E)       For purposes of this Section 9(f)(7):  "Bank Charges" means the bank charges and banking service fees imposed by a Service Account Bank for the establishment and maintenance of Service Accounts as set forth in the Fee Agreement; and "Designated Service Accounts" means the Service Accounts maintained on behalf of the Funds at a Service Account Bank other than the Service Accounts maintained and used for the payment of state and federal withholding tax obligations of shareholders.

(f)        Safekeeping of Forms and Devices.  DTI hereby agrees to establish and to maintain facilities and procedures reasonably acceptable to the Funds for safekeeping of check forms and facsimile signature imprinting devices, if any, and to keep account of such forms and devices.

(g)        Omnibus Transparency Services.   Upon request of the Funds, DTI will carry out certain information requests, analyses and reporting services, as specified in DTI Procedures, in support of a Fund's obligations under Rule 22c-2(a)(2) and (3) under the 1940 Act.

(h)        Short Term Trade Monitoring.  DTI will provide the Funds or their designee with periodic reports on trading activity in each Fund including shareholder identity and transaction information where DTI has such account level information, based on parameters provided to DTI by each Fund at least thirty (30) days in advance of the first date that the parameters are to apply for purposes of a periodic report.  The services to be performed by DTI, on behalf of each Fund, hereunder shall consist solely of providing for the aforesaid periodic reports.  DTI will implement any short-term trading redemption fee as described in a Fund's Prospectus.  A Fund shall instruct DTI as to any account it has determined to be exempt from such fee.  DTI, no less than once a year, will review the list of exempt accounts with the Funds and determine any changes to an account's exempt status.

(i)         Service Levels.

(1)        DTI shall perform the Services in accordance with the service levels (the "Service Levels") as may be agreed to from time to time in writing by DTI and the Funds (the "Service Level Agreement").  Failure to perform in a manner which equals or exceeds the Service Levels shall result in fee credits ("Fee Credits") or the Funds' right to terminate this Agreement, as set forth in the Service Level Agreement.

(2)        Except as otherwise noted, the percentages set forth in the Service Levels relate to all Funds and do not relate individually to any specific Fund.  All Fee Credits are to be aggregated where there are instances of not meeting objectives in respect to two or more different services.  A waiver, whether partial, total or conditional, of any Fee Credit, or right to terminate this Agreement in a particular instance, does not constitute a waiver in any other instance.  Unless otherwise specified in the Service Level Agreement, a monthly document evidencing DTI's performance with respect to the Service Levels will be delivered to the Funds by the fifteenth (15th) Business Day of the following month by DTI, or as soon thereafter as is reasonably practicable.  Such document shall be signed by an officer of DTI.

(3)        As used in the Service Level Agreement, the term "day" shall mean "Business Day" unless otherwise indicated.  For calculation purposes, a week is considered to be the period beginning on Monday and concluding on the following Sunday.  A week containing the last day of a month shall constitute a week in the month then ending, including any days in the subsequent month, and any such days shall not constitute days in the subsequent month.

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(4)        There shall be excluded from the calculation for the Service Levels any period of time, and only such period of time, during which DTI's performance is materially affected as a result of:  (A) acts or omissions to act of the Funds or their agents, contractors or subcontractors, including a third party cash management provider (other than BNYM), (B) the occurrence of an Event Beyond Reasonable Control, but only if DTI promptly takes commercially reasonable steps to ameliorate the consequences of such event, (C) an abnormally high level of activity with respect to either the Funds or the markets in which they invest, or (D) pre-planned, extraordinary events such as major software or hardware installations or maintenance, provided, such event shall occur during the weekly maintenance window as set forth in the Service Level Agreement and DTI uses reasonable efforts to minimize any adverse impact on the operations of the Funds.  An abnormally high level of activity shall be deemed to have occurred if the volume of the activities listed in Section 3(a) on a given day exceeds both:  (x) 133% of the average daily volume of such activities for the immediately preceding 90 calendar days (not including the calendar day in issue or any immediately preceding calendar days on which an abnormally high level of activity occurred), and (y) 133% of the average daily volume of the same calendar month in which such day occurs during the immediately preceding year (not including any immediately preceding calendar days on which an abnormally high level of activity occurred).  DTI shall not be responsible for delays or failures to supply any services where such delays or failures are caused by the delays or failures of the Funds to supply necessary instructions, approvals or information in the time periods agreed upon and all Service Levels shall again be measured from the date of the receipt by DTI of any necessary instructions, approvals or information.  Nothing contained herein, however, shall relieve DTI from responsibility for the acts or omissions to act of its own permitted agents, contractors, subcontractors, or entities acting under DTI's control.  In the event the outage set forth in clause (D) of this Paragraph is expected to be longer than six (6) hours, the outage will be discussed with, scheduled with, and agreed to by the Funds prior to its occurrence, the Funds' agreement thereto not to be unreasonably delayed or withheld.

(j)        Services To Be Performed After The Effective Date.   To the extent that the design, development, testing or implementation of the services set forth on Schedule E cannot be completed prior to the Effective Date ("Day 2 Services"), DTI shall take commercially reasonable measures to provide the Day 2 Services as soon as commercially reasonable after the Effective Date, and to the extent any Day 2 Service involves design, development, testing or implementation activities relating to the BNYM System, such activities shall be performed by the Technology Personnel in accordance with and subject to all terms of Section 3(d)(2); provided, however, DTI shall keep a record of hours spent each calendar month by the Technology Personnel on Day 2 Services and at its election either (i) not count some or all of such hours as satisfying the requirement set forth at the first sentence of Section 3(d)(2)(A), or (ii) to the extent such hours are counted as satisfying the requirement set forth at the first sentence of Section 3(d)(2)(A) ("Credited Hours"), credit the Funds on the invoice for Fees relating to the same month during which the Day 2 Services occurred an amount equal to the product of the Credited Hours times the appropriate Fees as set forth at Section 12 of the Fee Agreement.

(k)       Rule 38a-1 Program.   DTI will maintain written policies and procedures reasonably designed to prevent violations by DTI of the Federal Securities Laws, as that term is defined in Rule 38a-1, adopted by the SEC under the 1940 Act ("Rule 38a-1").  Pursuant to its compliance program, DTI will provide periodic measurement reports to the Funds and their Chief Compliance Officer.  DTI will provide to each Fund in connection with any periodic annual or semi-annual shareholder report filed by the Fund and, if requested by the Fund, in connection with Fund filings on Form N-Q, a sub-certification in the form attached hereto as Exhibit 1A under the Sarbanes-Oxley Act of 2002 relating to DTI's performance of the Services and DTI's related internal controls.  In addition, on a quarterly basis, DTI will provide to the Funds a certification in the form attached as Exhibit 1B in connection with DTI's compliance with Rule 38a-1.  DTI will provide the Funds with access to the Rule 38a-1 policies and procedures and will provide such explanations of the Rule 38a-1 policies and procedures as the Funds may reasonably request.  DTI reserves the right to amend and update its written policies and procedures in order to address changing regulatory and industry developments, and will notify the Funds of any such changes in a timely manner.

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4.         Confidentiality.

(a)        Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing.  Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party.  In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b)        Subject to subsections (c), (d) and (e) below, "Confidential Information" means (i) all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to this Agreement, and information about a party's exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with this Agreement (in each case, other than as required to be disclosed under Applicable Law), (ii) information and data of, owned by or about a disclosing party or its respective Affiliates, customers, shareholders, contractors or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of DTI or a Fund, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords DTI or a Fund a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, (E) anything designated as confidential, and (F) Personal Information (as defined in Section 5 below), and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to the Funds, Dreyfus Data.

(c)  Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)         is already known to the receiving party at the time it is obtained;

(ii)        is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)       is rightfully received from a third party who, to the receiving party's knowledge, is not under a duty of confidentiality;

(iv)       is released by the protected party to a third party without restriction; or

(v)        has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d)        To the extent required by Applicable Law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the receiving party, the receiving party may disclose Confidential Information, including Personal Information, in accordance with such law or order or requirement, subject to the following conditions:  As soon as possible after becoming aware of such law, order or requirement and prior to disclosing Confidential Information, including Personal Information, pursuant thereto, the receiving party will so notify the disclosing party in writing and, if possible, the receiving party will provide the disclosing party notice not less than five (5) Business Days prior to the required disclosure.  The receiving party will use reasonable efforts not to release Confidential Information, including Personal Information, pending the outcome of any measures taken by the disclosing party to contest, otherwise oppose or seek to limit such disclosure by the receiving party and any subsequent disclosure or use of Confidential Information, including Personal Information, that may result from such disclosure; provided, however, the receiving party shall not be required to withhold disclosure on the final day by which disclosure is required by the particular law, order or requirement if the disclosing party has not obtained an order restraining or otherwise blocking the law, order or requirement.  The receiving party will provide commercially reasonable cooperation and assistance to the disclosing party, at the disclosing party's expense, regarding such measures.  Notwithstanding any such compelled disclosure by the receiving party, such compelled disclosure will not otherwise affect the receiving party's obligations hereunder with respect to Confidential Information, including Personal Information, so disclosed.

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(e)        For clarification:  The Funds may, pursuant to the first and third sentences of Section 4(a), disclose DTI's Confidential Information to a Fund's Board of Directors/Trustees and to its and their respective auditors and attorneys, provided each recipient has agreed, or is otherwise subject to a duty, to maintain the confidentiality and use restrictions thereof in accordance with this Agreement and the Funds otherwise comply with the third sentence of Section 4(a).

(f)        The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5.         Privacy.

(a)        "Personal Information" means the following information about past, present or future shareholders of the Funds that are individuals: names, signatures, dates of birth, addresses, telephone numbers, account numbers, social security numbers, financial data and transaction information ("Personal Data") solely to the extent such information is received by DTI in connection with DTI's performance of the Services and is necessary to the performance of the Services.  In the event Personal Data not necessary to the performance of the Services is received by DTI ("Unnecessary Personal Data") and is integrated with Personal Information, DTI shall be bound by the same duties with respect to the Unnecessary Personal Data as it is with respect to the integrated Personal Information.  In other circumstances DTI will be bound by such duties with respect to the Unnecessary Personal Data only upon becoming aware that such information consists of Personal Data.

(b)        DTI agrees that all Personal Information is, and shall be considered, confidential and proprietary to the Funds.  DTI may disclose Personal Information to contractors or subcontractors that have undergone DTI's vendor approval process, that are performing services for DTI directly related to the Services, and that are bound by written agreement to use and disclosure restrictions at least as protective as those set forth herein.  Except as provided by the immediately preceding sentence, DTI shall not disclose Personal Information to any third party, nor permit any third party to have access to any Personal Information, for any purpose.  DTI shall not use Personal Information, nor shall DTI duplicate Personal Information or retain records thereof, except as necessary to perform its obligations hereunder.  DTI shall comply with all Applicable Law relating to the Personal Information. DTI agrees to implement and maintain appropriate security measures to protect "personal information", as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth ("Massachusetts Privacy Regulation"), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations.  DTI shall deliver to the Funds a certification of compliance with the Massachusetts Privacy Regulation upon the Funds' reasonable request.

(c)        Information Security Program.

(1)        DTI shall implement and maintain a comprehensive written information security program applicable to the Personal Information ("Information Security Program") which shall include commercially reasonable measures, including, as appropriate, policies and procedures and technical, physical, and administrative safeguards that are consistent with industry standards, providing for (i) the security and confidentiality of the Personal Information, (ii) protection of the Personal Information against reasonably foreseeable threats or hazards to the security or integrity of the Personal Information, (iii) protection against unauthorized access to or use of or loss or theft of the Personal Information, and (iv) appropriate disposal of the Personal Information.  Without limiting the generality of the foregoing, the Information Security Program shall provide for (i) continual assessment and re-assessment of the risks to the security of Personal Information acquired or maintained by DTI and its agents, contractors and subcontractors in connection with the Services, including but not limited to (A) identification of internal and external threats that could result in unauthorized disclosure, alteration or destruction of Personal Information and systems used by DTI and its agents, contractors and subcontractors, (B) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of such Personal Information, and (C) assessment of the sufficiency of policies, procedures, information systems of DTI and its agents, contractors and subcontractors, and other arrangements in place, to control risks; and (ii) appropriate protection against such risks.

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(2)        The Information Security Program shall require encryption of any Personal Information in electronic format while in transit or in storage, and enhanced controls and standards for transport and disposal of physical media containing Personal Information.  DTI shall, and shall require its agents, contractors and subcontractors who access or use Personal Information or Confidential Information to, regularly test key controls, systems and procedures relating to the Information Security Program ("ISP Tests").  DTI shall advise the Funds of any material issues identified in the ISP Tests potentially affecting the Information Security Program.

(3)        DTI shall comply with its Information Security Program.

(d)        DTI shall notify the Funds of any unauthorized use, disclosure, acquisition, modification, or destruction of Personal Information, unauthorized access to Personal Information, or loss of Personal Information (each, a "Security Breach") promptly after determining a Security Breach has occurred.  DTI shall investigate each Security Breach, provide the Funds with a description of the circumstances surrounding each Security Breach, and provide and promptly implement a remediation plan, acceptable to the Funds and in compliance with any Applicable Law, to address the Security Breach and prevent any further incidents.  Notwithstanding Section 11(c), DTI will at its expense pay any fines assessed by state authorities related to the Security Breach, and, to the extent the Security Breach presents a credible risk of identity theft and is requested by the Funds, or if required by Applicable Law, notify Fund shareholders of the Security Breach and provide one year of free credit monitoring service to affected Fund shareholders or such longer period of credit monitoring as may be required by Applicable Law, or DTI will reimburse the Funds for such expenses incurred by the Funds.

(e)        In the event that DTI commits a material breach of any of DTI's material obligations under Section 4 or Section 5 with regard to Personal Information, the Funds may terminate this Agreement immediately at any time thereafter.  DTI's obligations under Section 4 or Section 5 with regard to Personal Information shall survive the termination of this Agreement with respect to any Personal Information that remains in the possession of DTI.

(f)        At the time of termination of Services under this Agreement, DTI shall provide the Funds with copies of all Personal Information that the Funds request be provided and shall destroy in accordance with its Information Security Program and Applicable Law all Personal Information in any form in DTI's possession or in the possession of DTI's agents, contractors or subcontractors at the time of termination of Services under this Agreement.  DTI shall retain no copies thereof, except for the period prior to scheduled destruction under its Information Security Program, provided that if DTI is required by law to retain a copy of any Personal Information, DTI will retain the Personal Information only for the time required, and disclose it only as required by law, after which it shall destroy it in accordance with its Information Security Program.  The terms of this Agreement regarding the protection of Personal Information shall apply until the Personal Information is destroyed.  DTI will upon request certify in writing the destruction of Personal Information that has occurred as of the time of the request.

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(g)        DTI agrees to include in a written agreement with any agent, contractor or subcontractor to whom it provides access to Personal Information confidentiality obligations with respect to such Information that are at least as restrictive as those that apply through this Agreement  to DTI.  DTI shall enforce all such agreements with its agents, contractors and subcontractors.

(h)        In addition to any other rights the Funds may have under this Agreement  or at law, since unauthorized use or disclosure of Personal Information may result in immediate and irreparable injury for which monetary damages may not be adequate, in the event that DTI or any officer, director, employee, agent, contractor or subcontractor of DTI uses or discloses, or in a Fund's sole opinion is likely to use or disclose, Personal Information in breach of DTI's obligations hereunder, the Fund shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance.  The Funds shall also be entitled to the recovery of any pecuniary gain realized by DTI from the unauthorized use or disclosure of Personal Information.

6.         Audits; Questionnaires.

(a)        Subject to the further provisions of this Section 6, a reasonable number of representatives of the Funds will have the right, upon not less than thirty (30) days advance written notice and during normal weekday business hours, and subject to DTI's reasonable security requirements, to (i) inspect DTI's premises where the Services and related operations are performed, including the data centers in use at the time and any other location where servers and computer hardware are used by DTI in performing the Services or are used by its Affiliate in providing any Services or part thereof on behalf of DTI, (ii) audit and examine on-site any books and records required to be maintained by DTI in connection with the performance of its obligations under this Agreement ("Agreement Records"), and (iii) audit and examine the books and records of DTI directly relating to Section 3(d)(2) (subject to redaction for data or information that is confidential or proprietary to DTI but not detracting from the Funds' ability to audit compliance), all as reasonably requested by the Funds to verify DTI's compliance with the terms of this Agreement.  Inspections by the Funds with respect to DTI's Information Security Program shall be limited to (x) discussions of DTI's Information Security Program with DTI's subject matter experts, (y) review of summaries of DTI's policies and procedures relating to the security of Personal Information, and (z) such other actions as the Funds reasonably determine to be necessary or appropriate in order for the Funds and their Chief Compliance Officer to comply with the requirements of Rule 38a-1, including the review of (non-summarized) policies and procedures as contemplated by Section 3(k) of this Agreement.  Such inspections, audits or examinations ("DTI Audits") may occur (i) annually; or (ii) with such greater frequency as may be "commercially reasonable" (as defined below); and may include the assistance of auditors associated with a firm of certified independent public accountants ("Third Party Auditor") reasonably acceptable to DTI and, where applicable, may cover DTI's oversight program for contractors or subcontractors utilized by DTI in connection with the particular Services being audited.  DTI acknowledges and agrees that DTI Audits covering different subjects may be conducted at different times during the year.  "Commercially reasonable" for purposes of the foregoing sentence means the Funds have reasonable grounds to believe that DTI is not materially complying with a term of this Agreement, the Funds notify DTI in reasonable detail of such belief in writing, and the Funds conduct a DTI Audit only of such portions of the premises and Agreement Records as are relevant to the cited noncompliance.  DTI shall cooperate with the Funds to take commercially reasonable measures to mitigate any material risks the Funds may identify.

(b)        Subject to the further provisions of this Section 6, and DTI's reasonable security requirements, DTI will give regulatory authorities with jurisdiction over the Funds ("Regulators"), upon reasonable advance written notice and during normal weekday business hours, the ability to inspect the premises and operations of DTI and Agreement Records (collectively with DTI Audit, "Audit").

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(c)        Subject to the further provisions of this Section 6, DTI will cooperate, and, where appropriate, will use its best efforts to require its contractors and subcontractors to cooperate, in the Audits, making available the information reasonably requested by the Funds, Third Party Auditors or Regulators in connection with the Audit and reasonably appropriate to the scope of the Audit, as determined by reference to Section 6(a), when appropriate, and to conduct discussions with relevant personnel that are also appropriate to the permitted scope of the Audit regarding DTI's compliance with its obligations under this Agreement.  DTI and any Affiliate who provides any Services or part thereof on behalf of DTI shall be so obligated to cooperate to the extent (i) the Funds provide reasonable advance written notice of the date an Audit is to commence and the nature and scope of the Audit to the extent known by the Funds, (ii) the Audit does not significantly interfere with or disrupt the normal business operations of DTI or, where applicable, a particular Affiliate of DTI, and (iii) personnel of Third Party Auditors, who in the sole judgment of DTI will have access to customer, confidential, proprietary or other privileged information of DTI, execute confidentiality agreements containing terms similar to those that apply to the Funds as set forth in this Agreement, or are bound by confidentiality obligations similar to those that apply to the Funds as set forth in this Agreement or are otherwise reasonably satisfactory to DTI.  DTI shall not, however, be required to divulge any information that is prohibited by law or by a confidentiality agreement with a third party.  All nonpublic information disclosed by DTI in connection with an Audit shall be deemed confidential and proprietary information of DTI and shall not be disclosed by the Funds or its Third Party Auditors to any third party without DTI's prior written consent.  The Funds shall use reasonable efforts to ensure that any such information disclosed to a Regulator is afforded confidential treatment.

(d)        DTI shall comply with the Funds' reasonable requests for in-person or telephonic meetings to discuss, or written responses to information requests and questionnaires regarding, the Services, the Information Security Program, security measures, business recovery plans, and compliance with terms of this Agreement.

7.         Cooperation with Accountants.   DTI shall cooperate with the independent public accountants for each Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and DTI's performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

8.         Disaster Recovery.

(a)     DTI shall provide back-up facilities ("Back-Up Facilities") to the primary operations and data centers used by DTI to provide the Services ("Primary Facilities") that are capable of providing the Services in the event an incident to the Primary Facilities significantly interrupts the delivery of a significant Service.  The Back-up Facilities will have no other function that could not be suspended immediately for an indefinite period of time if necessary to allow, or continue to be supported while allowing, the Back-up Facilities to function as back-up facilities for interrupted Services in accordance with DTI's Business Continuity Plan (as defined below).  DTI will provide disaster recovery services in accordance with its Business Continuity Plan following the declaration of a "Disaster", which is hereby defined to mean any event that significantly interrupts the delivery of significant Services from Primary Facilities.  The Funds shall not bear the costs related to such transfer.  Once the Primary Facilities have recovered, they shall again be used to provide the Services herein with no loss of time and at no additional cost to the Funds.

(b)        DTI shall demonstrate its ability to effect a transfer to, and provide adequate services from, Back-up Facilities by developing, maintaining and testing a business continuity plan containing disaster recovery procedures for its data centers and operations facilities, including without limitation the Lion Software ("Business Continuity Plan").  DTI's Business Continuity Plan will meet the following minimum requirements:  (i) data shall be backed up to alternate sites so that no loss of data can occur, and (ii) DTI's Business Continuity Plan will meet or exceed the business continuity plan requirements set forth in the policies of BNYM Corporation.  An executive summary of the Business Continuity Plan, as the Business Continuity Plan was constituted on the Effective Date, shall be delivered to the Funds by the Effective Date.  DTI shall annually provide the Funds with an executive summary in written form of the Business Continuity Plan, updated as necessary to incorporate into the executive summary, as of the date provided, summaries of any changes to the Business Continuity Plan since the Effective Date, or the date of the last executive summary of the Business Continuity Plan provided to the Funds, as the case may be (posting on a website of DTI or its Affiliate shall be deemed to satisfy this requirement).  The Business Continuity Plan will be available at DTI for review in accordance with the policies of BNYM Corporation.  At least once each calendar year, DTI shall test the Business Continuity Plan.

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(c)        DTI will provide the Funds with executive summaries of all internal tests of the Business Continuity Plan that will include the date of the test, the scope of the test and whether it was a success or not a success.  All tests will follow standardized test scripts that will be reviewed by a centralized group of BNYM Corporation for completeness ("BCP Test Group").  All critical issues resulting from the tests will be tracked by the BCP Test Group and remain a priority for DTI (and the associated technology service teams of BNYM Corporation, if applicable) until remediated.  If any of the critical issues are a hindrance to providing critical services to the Funds, the Funds will be so advised.

9.         Fees and Expenses.

(a)        As compensation for services rendered by DTI during the term of this Agreement, the Funds will pay to DTI such fees and charges (the "Fees") as may be agreed to from time to time in writing by DTI and the Funds (the "Fee Agreement").  In addition, the Funds agree to pay, and will be billed separately in arrears for, reasonable expenses incurred by DTI in the performance of its duties hereunder as specified in the Fee Agreement ("Reimbursable Expenses").  In addition, any other expenses incurred by DTI at the request or with the consent of an Authorized Person will be promptly reimbursed by the Funds.

(b)          Except as otherwise expressly provided in this Agreement or in the Fee Agreement, the prices specified in the Fee Agreement include:  (i) all employee taxes and unemployment insurance relating to DTI employees, and (ii) the cost of making, securing and maintaining all DTI's applications, licenses, permits, approvals, consents, authorizations, registrations, certificates, audits performed by DTI of DTI's operations as part of DTI's audit or compliance program (but not audits performed at the specific request of the Funds or by the Funds or any other party at the Funds' request or as a result of the Funds' relationship with such party (including without limitation regulators of the Funds)) necessary to perform and provide the Services.

(c)        The fees and charges set forth in the Fee Agreement, other than Print/Mail Fees and Charges and Bank Charges, may be increased or shall decrease annually upon each July 1st (commencing with the first increase or decrease which is to occur on July 1, 2013) over the fees and charges during the prior calendar year in an amount equal to the numerically smaller of :  (a) sixty percent (60%) of the annual percentage of change in the Bureau of Labor Statistics Consumer Price Index for all Urban Consumers:  U.S. City Average by Expenditure Category and Commodity and Service Group Special Indexes – Services less rent of shelter, Base 1982=100, or any successor index (the "CPI"), for the 12 calendar months immediately preceding the January 1st of the year in which the increase is to take effect, or (b) seven percent (7%).  Any such increase or decrease will, however, be subject to the following:  (i) written notice of DTI's intention to increase such fees and charges (but not the amount of such increase) must be provided to the Funds by DTI at least six months prior to the effectiveness thereof, and (ii) a decrease in fees shall only occur when the CPI has decreased for two consecutive years and will then be based upon the decrease for the second year, e.g., if 60% of the CPI's decrease equals four percent (4%) in year four and eight percent (8%) in year five, the fees to be paid by the Funds hereunder would not otherwise change in year five, and would decrease by seven percent (7%) in year six.

(d)        In the event a new or modified service or a new or modified functionality of the BNYM System is implemented other than in the circumstances described in Section 1(c) or 1(d) ("New Service"), the following provisions shall apply:

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(i)         DTI shall be entitled to commercially reasonable fees for providing the New Service for the Funds and if DTI elects to charge fees for the New Service it shall provide the Funds with notice of any such fees not less than sixty (60) days in advance of the first date as of which such fees will apply and the New Service will commence;

(ii)        The Funds shall have the right to decline to receive a New Service and in the event the Funds exercise this right the Funds shall not be obligated to pay any fee for the New Service even if one or more Funds inadvertently receive some or all of the New Service;

(iii)       If DTI's costs are not increased as a result of providing the New Service and the Funds elect to receive the New Service, then the Funds shall not be obligated to pay any additional fee for the New Service;

(iv)       Notwithstanding clauses (i) through (iii) of this Section 9(d), and without regard to whether DTI charges or does not charge a fee for the New Service, in the event a Fund indicates its acceptance of a New Service and the implementation or the performance of the New Service requires DTI to perform work that is different than the work otherwise to be performed in connection with the New Service, then the Technology Personnel shall perform all such work in connection with the New Service that is appropriate and reasonable for the Technology Personnel to perform, in accordance with and subject to all terms of Section 3(d)(2); and

(v)        To the extent that any Service provided to the Funds under this Agreement is configured or performed as it is in whole or in part due to parameters set forth in the Prospectus or other materials provided to Fund shareholders, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, Fund policies or Applicable Law in effect on the Effective Date (other than laws, rules and regulations applicable directly to DTI as a business entity or as a SEC-registered transfer agent) and due to new or amended provisions of any of the foregoing after the Effective Date (collectively, a "Requirements Change") DTI provides a New Service, then if the Funds decline to receive the New Service DTI shall be released from all liability for Loss that may occur due to its failure to utilize the New Service or that could reasonably have been prevented or mitigated by utilizing the New Service.  DTI shall have no obligation to develop, implement or provide a new service in response to a Requirements Change, except that if the Funds requests such, DTI's obligations shall be governed by Sections 1(c) and (d) hereunder.

(e)        The Funds hereby represent and warrant to DTI that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to DTI or to the adviser or sponsor to the Funds in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by DTI to such adviser or sponsor or any affiliate of the Funds relating to this Agreement have been fully disclosed to the Board of Directors/Trustees of the relevant Fund and that, if required by Applicable Law, such Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(f)        No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, DTI's right to receive payment of its fees and charges for services actually performed hereunder up to and including the date of termination, and the fees and charges provided for in Section 13(g) for services performed after such termination date, and the Funds' obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(g)        The Funds will advise DTI as to the manner Fees and Reimbursable Expenses are to be allocated among the Funds.  DTI agrees to apply the allocation methodology to amounts due it each month, and to reflect such application on monthly invoices.

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10.       Instructions.

(a)        Unless the terms of this Agreement or the Written Procedures expressly provide, in the reasonable discretion of DTI, all requisite details and directions for it to take a specific course of conduct, DTI may, prior to engaging in a course of conduct on a particular matter, require Written Instructions with respect to the matter.

(b)        Whether received from a Fund in response to a request described in Section 10(a) or otherwise, DTI shall be obligated to act only on "Standard Instructions", which is hereby defined to mean (i) Written Instructions it receives which direct a course of conduct substantially similar in all material respects to a course of conduct provided for in the Written Procedures, or (ii) if the Written Procedures provide for a particular form of instructions to be used in connection with a matter ("Form"), instructions it receives on the Form or Written Instructions conforming in all material respects to the Form in DTI's reasonable sole judgment.

(c)        DTI may in its reasonable discretion decline to follow any course of conduct contained in an Instruction that is not a Standard Instruction (such course of conduct being a "Non-Standard Instruction") for a bona fide legal, commercial or business reason ("Bona Fide Reason"), including by way of example and not limitation the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement, (iii) the course of conduct requires a deviation from Written Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v)  the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, or (vi) the course of conduct imposes on DTI a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self-regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Funds do not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) DTI lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist.

(d)        Notwithstanding the right reserved to DTI by subsection (c) above:

(i)         DTI shall in good faith consider implementing a Non-Standard Instruction if the Funds agrees in a prior written authorization to reimburse DTI for:  the costs and expenses incurred in consulting with and obtaining the opinions or other work product of technical specialists, legal counsel or other third party advisors, consultants or professionals reasonably considered by DTI to be appropriate to fully research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("External Research"), the costs and expenses associated with utilizing or expanding internal resources to research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("Internal Research", and together with the External Research, the "Research"), and the fees and charges reasonably established by DTI for performing the Non-Standard Instruction following its implementation.  The Funds  may, in place of agreeing to reimburse DTI for the costs of Research, agree in such written authorization to provide DTI at the Funds' cost and expense with all Research reasonably requested by DTI.

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(ii)        Following receipt of all requested Research, DTI may, in its reasonable discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives a Written Instruction containing terms satisfactory to it in its reasonable discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with reasonable particularity the course of conduct constituting the Non-Standard Instruction.

(iii)       DTI reserves the right following receipt of all External Research and Internal Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Instruction for a Bona Fide Reason.

(e)        DTI will also not be obligated to act on any Instruction with respect to which it has reasonable uncertainty about the meaning of the Instruction or which appears to conflict with another Instruction.  DTI will promptly advise the Funds if it has uncertainty about the meaning of an Instruction or if it appears to conflict with another Instruction, but DTI will have no liability for any delay between issuance of the initial Instruction and its receipt of a clarifying Instruction.

(f)        In addition to any other provision of this Agreement that may be applicable to a particular Instruction, DTI may include in a form of instruction constituting a Standard Instruction, in addition to appropriate functional terms and provisions, indemnification terms that are substantially similar in all material respects to indemnification terms of this Agreement and representations and covenants that DTI reasonably believes to be appropriate due to risks, liabilities or obligations incurred by or on it by virtue of acting in an agency capacity for the Funds or imposed on it by law, regulation, or governmental, regulatory or self-regulatory authority by virtue of its agency conduct.  In addition, except where a third party is acting on behalf of or for a Fund in accordance with a Written Instruction, a Written Procedure or this Agreement, DTI may require a third party who purports to be authorized to act on behalf of or for a Fund in connection with this Agreement to execute an instrument containing terms determined by DTI to be reasonable under the circumstances or may require the Fund to provide Written Instructions regarding the third party and its activities.

(g)        DTI shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction (Standard Instructions and Non-Standard Instructions), direction, notice, instrument or other information or communication from a Fund which DTI reasonably believes to have been given by the Fund ("Fund Communication").  DTI shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with this Agreement.  DTI shall be entitled to rely upon any Instruction it receives from an Authorized Person or from a person DTI reasonably believes to be an Authorized Person relating to this Agreement.  DTI may assume that any Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of a Fund or this Agreement or of any vote, resolution or proceeding of a Fund's Board of Directors/Trustees or of the Fund's shareholders.

(h)        DTI shall be obligated to engage in conduct pursuant to instructions from a Fund only if the instructions are Written Instructions (and otherwise comply with this Section 10).  DTI may, however, in its discretion, agree to engage in conduct pursuant to Oral Instructions (that comply with this Section 10) in lieu of Written Instructions with respect to a particular matter under this Agreement.  In the event DTI agrees to engage in conduct on the basis of Oral Instructions, each Fund agrees, as a condition to DTI's acceptance of the Oral Instructions, to deliver to DTI, for receipt by 6:30 PM (Eastern Time) on the same Business Day as the day the Oral Instructions were given, or by such later time as agreed to by the recipient of the Oral Instructions with respect to the particular Oral Instructions, Written Instructions which confirm the Oral Instructions, or, if authorized in an email sent by the recipient of the Oral Instructions, instructions contained in an email from an Authorized Person responding to the authorizing email of the recipient of the Oral Instructions ("Email Instructions") which confirm the Oral Instructions. In the event Written Instructions or Email Instructions, if applicable, confirming Oral Instructions are received late, are never received, or fail to contain terms which confirm the Oral Instructions in all material respects, (i) the validity, authorization and enforceability of the Oral Instructions, all actions, transactions, and conduct occurring as a result of the Oral Instructions, and DTI's ability to rely on the Oral Instructions shall not be abridged, abrogated, nullified or adversely impacted in any manner; and (ii) DTI's contemporaneous written memorialization of the Oral Instructions, if any, shall be the controlling Written Instructions in the event confirming Written Instructions or Email Instructions, if applicable, are not received or are received but fail to confirm the Oral Instructions in all material respects.

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(i)         In the event facts, circumstances, or conditions exist or events occur, other than due to Breach Conduct (as defined in Section 11(a) below), including without limitation situations contemplated by Section 10(e), and DTI reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction to direct its conduct, and DTI so notifies the relevant Fund, and the Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions ("Response Failure"):

(i)         DTI will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, at the Fund's sole cost and expense, to consult with legal counsel or other third parties reasonably determined by DTI to be appropriate to determine the appropriate course of conduct and the Fund will reimburse DTI for out-of-pocket expenses so incurred upon being invoiced for same; and

(ii)        DTI may implement a course of conduct on behalf of the relevant Fund and DTI will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions.  The Fund will pay DTI all fees reasonably charged by DTI, if any, for engaging in the particular course of conduct and reimburse DTI for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

11.       Terms Relating to Liability.

(a)        DTI shall be liable to each Fund (or any person or entity claiming through a Fund) for Loss the recovery of which is not otherwise excluded by another provision of this Agreement only to the extent the Loss is caused by, (i) with respect to DTI's performance of the Services, conduct constituting intentional misconduct, reckless disregard or negligence ("Breach Conduct"), and (ii) with respect to obligations under this Agreement other than those described in clause (i), for breaches of this Agreement.  As used in this Agreement, negligence shall mean conduct not commercially reasonable under the applicable circumstances.

(b)        Notwithstanding any other provision, and for all purposes, of this Agreement:  Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; job action by organized labor; interruption, loss or malfunction of utilities, transportation, internet or communications capabilities; or non-performance by third parties (other than contractors or subcontractors of DTI for causes other than those described herein) (all and any of the foregoing being an "Event Beyond Reasonable Control") .  Upon the occurrence of an Event Beyond Reasonable Control, the affected party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

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(c)        NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, BUT SUBJECT TO THE EXPRESS EXCLUSION OF THIS SECTION 11(c) PROVIDED FOR IN THE LAST SENTENCE OF SECTION 5(d), IN NO EVENT SHALL EITHER PARTY,  ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.  FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION 11(c).

(d)        Each party shall have a duty to mitigate damages for which the other party may become responsible, including giving notice of Loss or Breach Conduct which in timing and content is commercially reasonable under the circumstances when such notice would provide the other party with an opportunity to remediate the Loss or Breach Conduct.

(e)        With respect to securities data, information and research furnished to DTI by third parties and included in the BNYM System ("Securities Data"), the Funds acknowledge that DTI and such third parties make no warranty concerning the Securities Data and DTI disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and DTI shall not in the absence of Breach Conduct be liable for Loss caused by Securities Data not being provided to it with the content and at the time which is standard for the industry or which is required for performance of any service provided for herein, including without limitation performance of the Licensed Services.

12.       Indemnification.

(a)        DTI shall not be responsible for, and each Fund agrees to indemnify, defend and hold harmless DTI and each affiliate providing any service hereunder or an underlying component thereof in whole or in part on behalf of DTI, and the respective directors, trustees, officers, agents and employees of each (each, a "DTI Indemnified Party"), from and against any and all Losses and, solely with respect to third party claims that the Fund fails to assume the defense of or with respect to which the DTI Indemnified Party is entitled to separate counsel in accordance with Section 12(c), Attorneys Fees arising directly or indirectly from:

(i)         Any conduct of a Fund forming the basis for a third party claim against the DTI Indemnified Party (for clarification: for purposes of this Section 12(a)(i) "Claims" shall be limited to third party claims only);

(ii)        All conduct of a DTI Indemnified Party taken in the performance of the Services, other than Breach Conduct or breaches of this Agreement.  Without limiting the generality of the foregoing, this includes conduct of a DTI Indemnified Party taken in reliance on and pursuant to (A) Fund Communications; (B) where DTI is obligated to act in accordance with Applicable Law, written legal analysis or advice; (C) Section 10(i) due to a Response Failure; and (D) DTI Procedures and Exception Procedures.  For clarification: unless the express terms of Non-Standard Instructions, DTI Procedures or Exception Procedures provide otherwise, the indemnification right in this Section 12 extends to conduct taken in reliance on the foregoing but not to Breach Conduct committed in the execution  of such conduct;

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(iii)       A Fund's refusal or failure to comply with the terms of this Agreement, its negligence or willful misconduct, the breach of any representation or warranty hereunder by a Fund;

(iv)       Defaults by Dealers or shareowners with respect to payment for share orders previously entered;

(v)        The offer or sale of the Shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such Shares in such state (unless such violation results from a DTI Indemnified Party's failure to comply with Written Instructions that no offers or sales shall be permitted to be input into the Fund's securityholder records in or to residents of such state);

(vi)       Actions or omissions to act by a Fund or agents designated by either with respect to duties assumed thereby as provided for in Section 1(g) hereof; and

(vii)      a Fund Error.

Subject to the express terms of this Section 12(a), the Funds shall not be obligated to indemnify a DTI Indemnified Party, and a DTI Indemnified Party shall not be entitled to be indemnified by the Funds, against any Losses to the extent, and solely to the extent, that such Losses arose out of or were attributable: (i) with respect to DTI's performance of the Services, to conduct constituting Breach Conduct, and (ii) with respect to DTI's obligations under this Agreement other than those described in clause (i), for breaches of this Agreement.

(b)        Except with respect to conduct for which DTI is entitled to indemnification under Section 12(a) hereof, DTI shall indemnify and hold each Fund and its directors, trustees, officers, agents and employees ("Fund Indemnified Party") harmless from and against Losses and, solely with respect to third party claims that DTI fails to assume the defense of or with respect to which the Fund Indemnified Party is entitled to separate counsel in accordance with Section 12(c), Attorneys Fees arising out of or attributable to: (i) with respect to DTI's performance of the Services, to conduct constituting Breach Conduct, and (ii) with respect to DTI's obligations under this Agreement other than those described in clause (i), for breaches of this Agreement.

(c)        With respect to third party claims, where a party is entitled to indemnification under Section 12(a) or 12(b) (the "Indemnified Party") from another party hereunder (the "Indemnifying Party") and the Indemnified Party receives notice of the commencement of any action or written notification of a threatened action, to exercise its right of indemnification hereunder the Indemnified Party must notify the Indemnifying Party in writing of the notice or the written notification, as the case may be, and include therein a copy of all documentation relevant to the action it has received; but the failure so to notify the Indemnifying Party (and provide relevant documentation) will not relieve an Indemnifying Party from its obligation under Section 12(a) or 12(b) except to the extent the interests of the Indemnifying Party have been prejudiced as a proximate result of a failure to provide the required notice (and required documentation). The Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any Indemnified Party, or both, with counsel reasonably satisfactory to such Indemnified Party); provided, however, if the defendants in any such action include (or will include) both the Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnified Party and an Indemnifying Party in conducting the defense of any such action or that there may be legal defenses available to it which are inconsistent with those available to an Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party at such Indemnified Party's sole expense. Upon receipt of notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. An Indemnifying Party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.  An Indemnified Party will not, without the prior written consent of the Indemnifying Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder.  If it does so, it waives its right to indemnification therefor.

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13.       Termination.

(a)        Termination.  This Agreement may be terminated with respect to one or more Funds and remain effective with respect to other Funds.  This Agreement will terminate automatically with respect to a Fund when such Fund is liquidated or merged out of existence or when such Fund transfers all or substantially all of its assets and liabilities to another Investment Company or Portfolio, effective upon such liquidation, merger or transfer.  A Fund may terminate this Agreement upon 12 months' prior written notice to DTI.  DTI may terminate this Agreement by giving the Funds notice in writing specifying the date of such termination, which shall be not less than 24 months after the date of receipt of such notice.  If DTI gives such notice, the Funds will have the option to extend such proposed termination date by an additional six months.  Each Fund may exercise this option by giving notice thereof to DTI in writing no less than three months prior to DTI's originally proposed termination date.

(b)        Termination Due to Material Breach.  If a party materially breaches this Agreement (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party ("Breach Notice"), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non-Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party ("Breach Termination Notice"), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice.  In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.  In the event a Breach Notice specifies that a Service Level Termination Event constitutes a material breach of the Agreement with respect to which the Breach Notice is being given (a "Material Service Level Termination Event"), the 30 day cure period provided for in the first sentence of this Section 13(b) shall not be applicable and such Breach Notice must specify the termination date.

(c)        Termination Due to Service Level Failure.  The Funds may terminate this Agreement in accordance with the provisions of the Service Level Agreement regarding Service Levels.  A Fund must give written notice of its intent to terminate this Agreement within sixty (60) days of receipt of a true and complete report of DTI evidencing the event giving rise to such right of termination under the terms of the paragraphs of the Service Level Agreement captioned "Termination" (a "Service Level Termination Event").  Such notice must specify a date no less than three nor more than twenty-four (24) months thereafter as the date upon which such termination shall be effective.  Failure to provide such notice in a timely manner (whether under this Section 13(c) or with respect to a Material Service Level Termination Event under Section 13(b) above) shall constitute a waiver in respect to the specific Service Level Termination Event (but no other).

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(d)        Early Termination Due to Change in Control of DTI.  In the event 50% or more of DTI's outstanding voting stock is acquired by an entity or group of Affiliated entities, other than Affiliates of BNYM Corporation, or an agreement is entered into which would provide for the foregoing to occur if closed in accordance with its terms, DTI shall promptly upon becoming aware of such an acquisition or agreement notify the Funds of the particular acquisition or agreement and the Funds may terminate this Agreement by providing, within 90 days of receipt of such notice, written notice of a termination under this Section 13(d), specifying the date of termination, not less than one year in advance of the termination date specified in the notice.

(e)        Termination due to Bankruptcy, Insolvency.  Notwithstanding any other provision of this Agreement, either party may in its sole discretion terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) the other party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the other party any such case or proceeding; (ii)  the other party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the other party or any substantial part of its property or there is commenced against the other party any such case or proceeding; (iii) the other party makes a general assignment for the benefit of creditors; or (iv) the other party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  A party may exercise its termination right under this Section 13(e) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.  Any exercise by a party of its termination right under this Section 13(e) shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable.  Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(e) shall be considered given and effective when given, not when received.

(f)        In the event of a termination, if a Fund requests Conversion Actions (as defined below) in connection with the termination , DTI shall make a good faith effort to perform the Conversion Actions and facilitate a conversion to a successor service provider; provided, however, unless DTI is provided with one-year advance notice of the termination, as is provided for in Section 13(a), DTI does not guarantee that it will be able to effect a conversion to a successor service provider by the date requested by the Fund.

(g)        (i)         In the event of termination, all expenses, which includes out-of-pocket expenses, of DTI ("Conversion Expenses") associated with any transfer or movement of files, records and other information and materials to the Funds or to a successor service provider, any conversion of files, records and other information and materials to one or more formats or specifications different than those used by the BNYM System and any other activities engaged in by DTI which are ancillary to the foregoing or customarily performed in connection with conversions following a termination (such transfer, conversion and other activities being referred to collectively herein as the "Conversion Actions") will be borne by the Funds.  Prior to the date of the first of any such transfers or conversions, and as a condition to such, the Funds shall pay to DTI the amounts equal to:  (A) the Conversion Expenses, including without limiting the generality of the foregoing, (I) reasonable expenses incurred by DTI associated with conversion to a successor service provider, (II) reasonable expenses associated with the transfer or duplication of records and materials, and (III) reasonable expenses associated with the conversion of records or materials; (B) reasonable trailing expenses (expenses incurred by DTI in providing services after a termination of this Agreement or after any transfer or conversion of files and records occurring in connection with the termination, such as, without limiting the generality of the foregoing, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a Service Account for Fund checks not yet cleared, and compliance with any record retention requirements); and (C) Fees and Reimbursable Expenses for services performed hereunder through and including such date, excluding any amounts included in the amounts described in clauses (A) or (B) above.

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            (ii)        The Technology Personnel shall perform all work in connection with the Conversion Actions that is appropriate and reasonable for the Technology Personnel to perform and any hours spent by Technology Personnel performing such work shall be counted toward satisfying the requirement set forth in the first sentence of Section 3(d)(2)(A).

(iii)       Notwithstanding Sections 13(g)(i), in the event of a termination by the Funds under Section 13(b), including a termination for a Material Service Level Termination Event, or under Section 13(e), the Funds shall not be obligated to pay DTI for any Conversion Expenses.

(iv)       In addition, in the event of termination, if DTI continues to perform any Conversion Actions or provides any other services hereunder other than those specifically contemplated and invoiced as trailing expenses pursuant to subsection (g)(i) above, beyond any termination date or time specified in any notice, after a transfer or conversion of files and records, or in any other manner ("Continuation Services"), the Funds shall be obligated to pay DTI immediately upon being invoiced therefor, all reasonable Fees and Reimbursable Expenses associated with the Continuation Services; provided, however, in the event of a termination by the Funds under Section 13(b), including a termination for a Material Service Level Termination Event, the Funds shall not be obligated to pay DTI for any Continuation Services that constitute Conversion Actions.

14.       Policies and Procedures.

(a)        The parties acknowledge that the Services described in and to be provided under this Agreement involve processes, actions, functions, instructions, consents, choices, the exercise of rights or performance of obligations, communications and other components, both internal to DTI and interactive between the parties, necessitated or made appropriate by business or by legal or regulatory considerations, or both, that in most cases are far too numerous and minutely detailed to expressly include in this Agreement and that, accordingly, the parties agree that DTI shall provide the services provided for in this Agreement in accordance with the written policies, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed ("Standard Procedures"), that BNYM may from time to time revise the Standard Procedures, and that the Standard Procedures are expressly intended to supplement the description of Services provided for herein, but that the express terms of this Agreement will always prevail in any conflict with the Standard Procedures.  BNYM may embody in the Standard Procedures any course of conduct which it reasonably determines is commercially reasonable or consistent with generally accepted industry practices, principles or standards ("Industry Standard") and in making such determination may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances, including without limitation consensus responses by the industry in general to changes in Applicable Law.  DTI shall notify the Funds of material changes to Standard Procedures in a timely manner.

(b)        Prior to the execution of this Agreement, DTI and the Funds agreed to written procedures listed on Schedule C hereto to reflect the business needs of the Funds ("DTI Procedures").  DTI agrees not to materially amend any DTI Procedures unless such amendment is approved in writing by the Funds, such approval not to be unreasonably withheld, delayed or conditioned.

(c)        Notwithstanding any other provision of this Agreement, the following terms of this Section 14(c) shall apply in the event facts, circumstances or conditions exist or events occur, other than due to Breach Conduct, which would require a Service to be provided hereunder other than in accordance with the Standard Procedures, or if DTI is requested by the Funds, or a third party authorized to act for the Funds, to deviate from a Standard Procedure in connection with the performance of a service hereunder (collectively, "Exception Procedures"):

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(i)         DTI shall not be obligated to perform any particular Exception Procedure.  However, DTI shall in good faith consider developing and implementing an Exception Procedure:  if the Funds agree in a prior written authorization to reimburse DTI for all costs and expenses incurred in consulting with and obtaining the opinions of specialists, legal counsel or other third parties reasonably considered by DTI to be appropriate in light of the Exception Procedure requested ("Exception Research") and the costs associated with utilizing internal resources to develop and implement the Exception Procedure, and to pay the fees and charges established by DTI for performing the Exception Procedure.  The Funds may, in place of agreeing to reimburse DTI for the costs of Exception Research, agree in such written authorization to provide DTI with all Exception Research reasonably requested by DTI at the Funds' cost and expense.

(ii)        Following receipt of all requested Exception Research, DTI may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to provide an Exception Procedure if it receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with particularity the course of conduct constituting the Exception Procedure.

(iii)       DTI reserves the right following receipt of all Exception Research and not withstanding such receipt to continue to decline to perform the Exception Procedure for a bona fide legal, commercial or business reason.

(d)        The Standard Procedures, DTI Procedures and Exception Procedures are sometimes referred to in this Agreement collectively as the "Written Procedures".

(e)        In the event that the Funds request documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, DTI will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Funds, but the Funds agree to reimburse DTI for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

15.       Notices.   Notices permitted or required by this Agreement shall be in writing and:

(i)         addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:

(A)       if to DTI, to Dreyfus Transfer, Inc. at 200 Park Avenue, New York, New York 10166, Attention:  President; with a copy to The Dreyfus Corporation at 200 Park Avenue, New York, New York 10166, Attention:  Senior Counsel – Transfer Agency; and

(B)       if to a Fund, to the Dreyfus Family of Funds, c/o The Dreyfus Corporation at 200 Park Avenue, New York, New York  10166, Attention:  President, with a copy to David Stephens, Esq., Stroock & Stroock & Lavan LLP at 180 Maiden Lane, New York, New York 10038.

(ii)        delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient; facsimile sending device providing for automatic confirmation of receipt; and

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(iii)       deemed given on the day received by the receiving party.

16.       Amendments.

(a)        This Agreement, or any term thereof, including without limitation the Schedules and Exhibits hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b)        In the event that any Investment Company for which an Affiliate of DTI serves as investment adviser, in addition to those listed on Schedule B, desires to have DTI render Services as transfer agent under the terms hereof, it shall so notify DTI in writing, and if DTI agrees to provide such services, such Investment Company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth herein.  In the event that any Investment Company listed on Schedule B establishes one or more Portfolios in addition to those set forth on Schedule B with respect to which it desires to have DTI render services as transfer agent under the terms hereof, it shall so notify DTI in writing, and if DTI agrees to provide such services, such Portfolio shall become a Fund hereunder.

17.       Assignment; Subcontracting.

(a)        Except as expressly provided in this Section 17, no party may assign or transfer this Agreement or assign or transfer any right or obligation hereunder without the written consent of the other party and any attempt at such assignment or transfer, or any such assignment or transfer, shall be void.  A merger in which DTI is not the surviving entity, a sale of a majority or more of the assets, equity interests or voting control, or a transfer by operation of law ("Corporate Transaction") shall be considered a "transfer" under this Section.  Notwithstanding the foregoing:  DTI may assign or transfer this Agreement (A) to the extent a transaction described in Section 13(d) constitutes an assignment or transfer, subject to the provisions of Section 13(d), and (B) to any entity, or in connection with any Corporate Transaction, other than that provided for in clause (A) above, upon the consent of the Funds.

(b)        DTI may subcontract to provide (i) any service hereunder or component thereof with any other wholly-owned Affiliate of BNYM Corporation, (ii) any technology service hereunder or component thereof with any person or entity, and (iii) any service hereunder or component thereof not a technology service upon the prior written consent of the Funds.  Any such subcontracting shall not relieve DTI of any of its liabilities hereunder.

18.       Facsimile Signatures; Counterparts.   This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

19.       Miscellaneous.

(a)        Entire Agreement.  This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter.

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(b)        No Changes that Materially Affect Obligations.  The Funds agree that if any action taken or to be taken by a Fund that would reasonably be expected to require the transfer agent of the Fund to perform new services or to increase the scope of existing services performed for the Fund, or that would increase obligations of a Fund that the Fund would expect DTI to fulfill by virtue of the existence of this Agreement, including without limitation modifying the registration statement of a Fund or other Shareholder Materials of a Fund or adopting or modifying any Fund policies, the Funds will promptly notify DTI.  For clarification:  The extent of DTI's obligations with respect to any such notifications are provided for exclusively in Sections 1(c) or 1(d) and Section 9(d).

(c)        Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)        Several Obligations.  The obligations under this Agreement of each Fund shall only be binding upon the assets and property of such Fund and shall not be binding upon any assets or property of any member of the Fund's Board of Directors/Trustees, Fund officer or shareholder of the Fund individually.  Notwithstanding any other provision in this Agreement to the contrary, the relationship and agreements set forth in this Agreement with respect to each Investment Company that is a party hereto shall be several, separate and distinct from those of each other Investment Company that is a party hereto to the same effect as would be the case if a separate agreement in the form hereof was executed by each such Investment Company without execution thereof by any other Investment Company.  The obligations under this Agreement of each Fund that is a Portfolio of an Investment Company shall only be binding upon the assets or property of such Portfolio and shall not be binding upon the assets or property of any other Portfolio of such Investment Company.  DTI acknowledges that, for any Investment Company that is a party hereto organized as a Massachusetts business trust, such Investment Company's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

(e)        Governing Law.  This Agreement shall be deemed to be a contract made in New York and governed by New York law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction.  This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act ("UCITA"), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby.  To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the "opt out" provisions contained therein.

(f)        Partial Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g)        Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The provisions of this Agreement are intended to benefit only DTI and the Funds and their respective permitted agents, successors and assigns.  No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

(h)        No Representations or Warranties.  Except as expressly provided in this Agreement, DTI hereby disclaims all representations and warranties made to each Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.  DTI disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

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(i)         Customer Identification Program Notice.  To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003.  Certain of DTI's affiliates are financial institutions, and DTI may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of a Fund, and others, and, if such other is a natural person, that person's date of birth.  DTI may also ask (and may have already asked) for additional identifying information, and DTI may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(j)         Compliance with Law.  Each of DTI and the Funds agree to comply in all material respects with its respective Applicable Law.

(k)        Requests to Transfer Information to Third Parties.  In the event that a Fund, whether pursuant to Written Instructions or otherwise, requests or instructs DTI to send, deliver, mail, transmit or otherwise transfer to a Third Party (as defined below) or to make available to a Third Party for retrieval from within the BNYM System, information which constitutes Confidential Information of the Fund or non-public personal information of current or former investors in the Fund ("Protected Information"):  DTI may decline to provide the information requested on the terms contained in the request, due to the requirements of Regulation S-P of the SEC, due to technical specifications or other requirements of the requested transfer that cannot be supported or for another Bona Fide Reason, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and DTI will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer.  In the event DTI so agrees in writing to transfer information or make it available within the BNYM System:  The Fund shall pay a reasonable fee for such activities, if it has agreed to such fee in advance, upon being invoiced for same by DTI; DTI shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, provided DTI does not commit Breach Conduct when executing the express instructions of the written information transfer request; and DTI shall be entitled to the indemnification provided for at Section 12 in connection with the activities contemplated by any such written information transfer request.  "Third Party" means a person which is not (i) a contractor or subcontractor of DTI, (ii) the DTCC, NSCC or other SEC-registered clearing corporation, (iii) the person about whom the Protected Information relates, and (iv) a person who in the ordinary course of the Fund's business receives Protected Information, is subject to the jurisdiction of the SEC or Board of Governors of the Federal Reserve System and is required by federal law to maintain the confidentiality and privacy of the Protected Information being transmitted to or retrieved by it.

(l)         Service Indemnifications; Survival.  Any indemnification provided to DTI by the Funds in connection with any service provided under this Agreement, including by way of illustration and not limitation, indemnifications provided in connection with Non-Standard Instructions and indemnifications contained in any agreements regarding Exception Procedures ("Service Indemnifications"), shall survive any termination of this Agreement.  In addition, Sections 2(b), 4, 5, 7, 9(f), 11, and 12 and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement.  In the event the Board of Directors/Trustees of a Fund authorizes a liquidation of the Fund or termination of this Agreement, DTI may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to DTI for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(m)       Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agency Agreement to be executed as of the day and year first above written.

DREYFUS TRANSFER, INC.                                      THE INVESTMENT COMPANIES LISTED                                                                                        ON SCHEDULE A OTHER THAN BNY                                                                                            MELLON FUNDS TRUST

By:       /s/  Patrick Synan                                              By:       /s/  Bradley J. Skapyak

Name:  Patrick Synan                                                  Name:  Bradley J. Skapyak

Title:    President                                                          Title:    President

BNY MELLON FUNDS TRUST

By:       /s/  David K. Mossman

Name:  David K. Mossman

Title:    President

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SCHEDULE A

Definitions

As used in this Agreement:

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"1940 Act" means Investment Company Act of 1940, as amended.

"ACH" means Automated Clearing House.

"Affiliate" means an entity controlled by, controlling or under common control with the subject entity, (with "control" for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity's directors, trustees or similar persons performing policy-making functions).

"Applicable Law" means (i) when used with respect to a particular entity, the laws, rules and regulations applicable to the business of that entity, and (ii) when used in the context of a Service to be performed by DTI hereunder, the laws, rules and regulations applicable to the Funds with respect to the particular Service subject, with respect to changes to such laws, rules and regulations after the Effective Date or new laws, rules or regulations after the Effective Date, to the operation of Section 1(c).

"Attorneys Fees" means all attorneys' fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of a third party claim.

"Authorized Person" means any officer of a Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to DTI to give Instructions on behalf of the Fund.  Any limitation on the authority of an Authorized Person to give Instructions must be expressly set forth in a written document signed by both parties.

"BNY Mellon Bank" means The Bank of New York Mellon, a New York chartered commercial bank and its lawful successors and assigns.

"BNYM Corporation" means The Bank of New York Mellon Corporation and its lawful successors and assigns

"Claim"  means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing and regardless of the form of action or legal theory or forum.

"Code" means the Internal Revenue Code of 1986, as amended.

"conduct" or "course of conduct" means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

"E-deliver" or "E-delivery" means the transmission by electronic mail (1) of information or a document in the body of, or as an attachment to, an electronic mail message or (2) of a notice to the recipient that information or a document is available by accessing a specified Web site, and providing an electronic link to such Web site in the body of the electronic mail message, in each case, subject to Section 1(c), in compliance with publicly-available positions and interpretations of the SEC and/or its staff.

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"Effective Date" means May 29, 2012 or, with respect to an Investment Company or Portfolio that is not a Fund hereunder as of May 29, 2012, the date following the completion of all implementation services.

"FinCEN" means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

"FINRA" means the Financial Industry Regulatory Authority, Inc.

"Fund Error" means a Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to DTI or by other act or omission requiring Remediation Services.

"Fund Shares" (see "Shares").

"Funds' AML Compliance Officer" means the person who has been appointed the AML Compliance Officer of the Funds.

"Instructions" means Oral Instructions and Written Instructions considered collectively or individually.

"Investment Company" means an entity registered with the SEC under the 1940 Act as an open-end investment company.

"Loss" and "Losses" means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

"NAV" means a Fund's net asset value.

"Oral Instruction" means an instruction received by DTI from an Authorized Person (or a person reasonably believed by DTI to be an Authorized Person) that is not a Written Instruction.

"Portfolio" means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, series or otherwise.

"Prospectus" shall mean a Fund's prospectus and statement of additional information incorporated by reference therein, in each case as revised or supplemented through the date of reference.

"Red Flags Requirements" shall mean Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission.

"Remediation Services" means the additional services required to be provided hereunder by DTI in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with this Agreement to achieve the outcome originally intended by the previous conduct.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Laws" means the 1933 Act, the 1934 Act and the 1940 Act.

NY 73868230v19

"Shareholder Materials" means a Fund's Prospectus and any other materials relating to a Fund provided to Fund shareholders by the Fund.

"Shares" or "Fund Shares" means the common stock or other units of beneficial interest of each Fund.

"Summary Prospectus" means a prospectus that meets the requirements of Rule 498 under the 1933 Act.

"Written Instruction" means:

(1)        a written instruction:

(i)         which is signed by an Authorized Person (or a person reasonably believed by DTI to be an Authorized Person), and if the written instruction applies to a specific Fund, a written instruction signed by an Authorized Person of the relevant Fund (or a person reasonably believed by DTI to be such an Authorized Person),

(ii)        in the case of a Form, which is acknowledged in writing by DTI on the Form where such acknowledgement is reasonably required by DTI for control purposes,

(iii)       which is addressed to and received by DTI, and

(iv)       which is delivered by:

(A)       hand (personally delivery by the Authorized Person),

(B)       private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery,

(C)       facsimile sending device which provides automatic confirmation of the standard details of receipt, or

(D)       an email which contains a scanned copy with the .pdf extension (or similar extension indicating a fixed image) to an employee of DTI specifically designated in writing by DTI as authorized to receive emails from the Funds with attachments that will constitute Written Instructions;

(2)        trade instructions transmitted to and received by DTI by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access;

(3)        where DTI has agreed to engage in conduct in accordance with spoken instructions received from an Authorized Person during the daily operations conference call, an email containing such instructions in the body of the email sent by the Authorized Person to an employee designated by DTI during the conference call to receive the email; or

(4)        where a DTI employee has by email authorized an Authorized Person to send DTI instructions relating to a specific matter by email, the email sent to the authorizing DTI employee containing instructions with respect to the specific matter cited in the authorizing email.

NY 73868230v19

INDEX OF DEFINED TERMS

Term	Location
19(a) Statement	§ 3(a)(3)
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
314(a) Procedures	§ 3(b)(4)
Account	§ 3(c)(1)(i)(G)
Account Credit	§ 3(e)(5)(A)
Account Fees	§ 3(e)(5)(B)
ACH	Schedule A
Affiliate	Schedule A
Affiliated Third Party Institution	§ 3(e)(1)
Agreement	Preamble
Agreement Records	§ 6(a)
AML	§ 3(b)(l)(A)(ii)
AML Services	§ 3(b)
Applicable Law	Schedule A
Appropriate List Matching Data	§ 3(b)(5)(D)
Attorneys Fees	Schedule A
Audit	§ 6(b)
Audit File	§ 3(a)(10)(iv)
Authorized Person	Schedule A
Back-Up Facilities	§ 8(a)
Bank Charges	§ 3(e)(5)(E)
BCP Test Group	§ 8(c)
Beneficiary	§ 3(a)(9)(A)(i)
Blue Sky Information	§ 3(a)(22)(i)
BNY Mellon Bank	Schedule A
BNYM	Background
BNYM Corporation	Schedule A
BNYM Equipment	Sub-Agreement
BNYM System	Sub-Agreement
Bona Fide Reason	§ 10(c)
Books And Records Laws	§ 2(a)
Breach Conduct	§ 11(a)
Breach Notice	§ 13(b)
Breach Termination Notice	§ 13(b)
Business Continuity Plan	§ 8(b)
Business Day	§ 1(b)
Carryover Account Credit	§ 3(e)(5)(B)
Carryover Months	§ 3(e)(5)(B)
CIP Regulations	§ 3(b)(3)(A)
Claim	Schedule A
Code	Schedule A
COLD	Sub-Agreement
Commercially Infeasible	§ 1(d)(2)
commercially reasonable	§ 6(a)
Comparison Results	§ 3(b)(4)
Compliance Failures	§ 3(a)(8)(ii)
conduct	Schedule A
Confidential Information	§ 4(b)
Continuation Services	§ 13(g)(iii)
Contract Year	§ 3(d)(2)(A)(i)
control affiliates	§ 3(b)(6)(D)
Controls	§ 3(c)(1)(i)
Conversion Actions	§ 13(g)(i)
Conversion Expenses	§ 13(g)(i)
Corporate Transaction	§ 17(a)
course of conduct	Schedule A
Covered Account	§ 3(c)(1)(i)(F)
Covered Person	§ 3(c)(1)(i)(D)
CPI	§ 9(c)
Credited Hours	§ 3(j)
Customer	§ 3(b)(3)(A)(i)
Custody Account	§ 3(e)(2)(A)
Day 2 Services	§ 3(j)
Data Elements	§ 3(b)(3)(A)(i)
DDAs	§ 3(a)(17)(v)
Dealer	§ 2(a)
Defaulting Party	§ 13(c)
Designated Service Accounts	§ 3(e)(5)(E)
Determination Date	§ 3(d)(2)(A)(vii)
Determination Date Amount	§ 3(d)(2)(A)(vi)
Direct Account	§ 3(c)(1)(i)(E)
Director	§ 3(b)(5)(A)(iii)
Disaster	§ 8(a)
Documentation	Sub-Agreement
Down-To-Date Calculations	§ 3(a)(9)(F)(v)
Downward Increment	§ 3(d)(2)(A)(v)(bb)
DRAS	Sub-Agreement
Dreyfus Data	Sub-Agreement
Dreyfus System	Sub-Agreement
DTI	Preamble
DTI Account Documentation	§ 3(a)(9)(A)(ii)
DTI Audits	§ 6(a)
DTI Indemnified Party	§ 12(a)
DTI Procedures	§ 14(b)
E-delivery	Schedule A
Effective Date	Schedule A
Eligible Assets	§ 3(a)(9)(A)(iii)
Eligible Property	§ 3(a)(8)(i)(B)
Email Instructions	§ 10(h)
Event Beyond Reasonable Control	§ 11(b)
Exception Research	§ 14(c)(i)
Exception Procedures	§ 14(c)
Excess Account Credit	§ 3(e)(5)(B)
Excluded Shareholders	§ 3(a)(5)(v)
Excluded Tax Forms	§ 3(a)(5)(v)
External Research	§ 10(d)(i)
FATCA	§ 3(a)(16)(vi)
Fee Agreement	§ 9(a)
Fee Credits	§ 3(i)(1)
Fees	§ 9(a)
First Year	§ 3(d)(2)(A)(i)
First Year Ending Date	§ 3(d)(2)(A)(i)
FFI Regulations	§ 3(b)(2)(A)
FinCEN	Schedule A
FINRA	Schedule A
Foreign Financial Institution	§ 3(b)(2)(A)(i)
Form	§ 10(b)
FSR	Sub-Agreement
Fund	Preamble
Fund AML Laws	§ 3(b)(11)
Fund Communication	§ 10(g)
Fund Custodian	§ 3(a)(2)(iii)
Fund Data	§ 3(b)(5)(A)
Fund Error	Schedule A
Fund FSR Information	§ 3(d)(1)
Fund Indemnified Party	§ 12(b)
Fund Registry	§ 3(c)(1)(i)(C)
Fund Shares	Schedule A
Funds' AML Compliance Officer	Schedule A
GAMA Software	§ 3(d)(1)
GAMA System	§ 3(d)(1)
Identification Data	§ 3(a)(8)(iii)
Identity Theft	§ 3(c)(1)(i)(B)
in good order	§ 3(a)(9)(A)(v)
Indemnified Party	§ 12(c)
Indemnifying Party	§ 12(c)
Industry Standard	§ 14(a)
Information Requests	§ 3(b)(4)
Information Security Program	§ 5(c)(1)
Initial Allocation	§ 3(d)(2)(A)(ii)
Instructions	Schedule A
Internal Research	§ 10(d)(i)
Investment Company	Schedule A
IRS	§ 3(a)(3)
ISP Tests	§ 5(c)(2)
Legal Process Items	§ 3(a)(18)(ii)
Licensed Services	Sub-Agreement
Licensed Systems	Sub-Agreement
Lion Software	§ 3(d)(1)
Lion System	§ 3(d)(1)
Lion Web Application	§ 3(d)(1)
Loss, Losses	Schedule A
Lost Shareholder Rule	§ 3(a)(7)
Massachusetts Privacy Regulation	§ 5(b)
Material Service Level Termination Event	§ 13(b)
Middle Year Commencement Date	§ 3(d)(2)(A)(i)
Middle Years	§ 3(d)(2)(A)(i)
NAV	Schedule A
NCCT List	§ 3(b)(5)(A)(ii)
Networking	§ 3(a)(15)(i)
New Fund Industry Service	§ 1(c)(1)
New Fund Service	§ 1(c)(2)
New General Industry Service	§ 1(c)(1)
New Industry Requirement	§ 1(c)(1)
New Industry Service	§ 1(c)(1)
New Legal Requirement	§ 1(c)(1)
New Operations Requirement	§ 1(c)(1)
New Service	§ 9(d)
NFFE	§ 3(a)(16)(vi)(D)
Non-Defaulting Party	§ 13(b)
Non-Standard Instruction	§ 10(c)
NSCC	§ 3(a)(15)
NSCC Participants	§ 3(a)(15)(ii)
NYSE	§ 1(b)
OFAC	§ 3(b)(5)(A)(i)
OFAC Lists	§ 3(b)(5)(A)(i)
Oral Instruction	Schedule A
Owner	§ 3(a)(9)(A)(vi)
Package	§ 3(a)(10)(iii)
Periodic Statements	§ 3(a)(5)(ii)
Personal Data	§ 5(a)
Personal Information	§ 5(a)
PMLC Determination	§ 3(b)(5)(A)(iii)
Portfolio	Schedule A
Possible Identity Theft	§ 3(c)(1)(iii)
PRAT	Sub-Agreement
Primary Facilities	§ 8(a)
Print Items	§ 3(a)(10)(ii)(B)
Proposed Service Provider	§ 1(g)
Proposed TFA Documentation Change	§ 3(a)(9)(C)
Prospectus	Schedule A
Protected Information	§ 19(k)
Quality Error	§ 3(a)(10)(iii)
Red Flag	§ 3(c)(1)(i)(A)
Red Flags Requirements	Schedule A
Red Flags Services	§ 3(c)(1)
Registered Owner	§ 3(c)(1)(i)(C)
Reimbursable Expenses	§ 9(a)
Regulators	§ 6(b)
Remediation Services	Schedule A
Requirements Change	§ 9(d)(v)
Requested Service	§ 1(d)(1)
Research	§ 10(d)(i)
Response Failure	§ 10(i)
RMDs	§ 3(a)(9)(E)(vii)
Rule 38a-1	§ 3(k)
SAR	§ 3(b)(4)
SAR Confidential Information	§ 3(b)(6)(D)
SEC	Schedule A
Securities Data	§ 11(e)
Securities Laws	Schedule A
Security Breach	§ 5(d)
Services	§ 1(a)
Service Account Bank	§ 3(e)(3)
Service Accounts	§ 3(e)(1)
Service Indemnifications	§ 19(l)
Service Level Agreement	§ 3(i)(1)
Service Level Termination Event	§ 13(c)
Service Levels	§ 3(i)(1)
Shareholder Materials	Schedule A
Shares	Schedule A
Specific Instructions	§ 3(a)(9)(E)(ii)(aa)
Standing Instructions	§ 3(a)(9)(E)(ii)(bb)
Standard Instructions	§ 10(b)
Standard Procedures	§ 14(a)
Sub-Agreement	Background
Summary Prospectus	Schedule A
Supersheet	§ 3(a)(17)(i)
Tax Favored Accounts	§ 3(a)(9)(A)(iv)
Tax Forms	§ 3(a)(5)(v)
Technology Hours	§ 3(d)(2)(A)(iv)
Technology Personnel	§ 3(d)(2)(A)(ii)
Technology Personnel Number	§ 3(d)(2)(A)(v)
Technology Services	§ 3(d)(2)(A)(iii)
Termination Year	§ 3(d)(2)(A)(i)
TFA Authorized Person	§ 3(a)(9)(A)(vii)
TFA Custodian	§ 3(a)(9)(B)
Third Party	§ 19(k)
Third Party Auditor	§ 6(a)
Third Party Institution	§ 3(e)(1)
UCITA	§ 19(e)
Unclaimed Property Laws	§ 3(a)(8)(i)
Unclaimed Property Services	§ 3(a)(8)(i)
United States	§ 3(a)(8)(i)(A)
Unnecessary Personal Data	§ 5(a)
Updates	Sub-Agreement
Upward Increment	§ 3(d)(2)(A)(v)(aa)
U.S. Government Lists	§ 3(b)(5)(A)
Written Instruction	Schedule A
Written Procedures	§ 14(d)

NY 73868230v19

SCHEDULE B

Funds

Name of Investment Company

and each Series of the Investment Company (if any)                                                                                                                                                                                                                                                                                                                            Advantage Funds, Inc.

                     Dreyfus Global Absolute Return Fund

                     Dreyfus Global Dynamic Bond Fund

                     Dreyfus Global Real Return Fund

                     Dreyfus International Value Fund

                     Dreyfus Opportunistic Midcap Value Fund
                     Dreyfus Opportunistic Small Cap Fund
                     Dreyfus Opportunistic U.S. Stock Fund

                     Dreyfus Strategic Value Fund

                     Dreyfus Structured Midcap Fund

                     Dreyfus Technology Growth Fund

                     Dreyfus Total Emerging Markets Fund

                     Dreyfus Total Return Advantage Fund

                     Global Alpha Fund

             BNY Mellon Funds Trust

                     BNY Mellon Asset Allocation Fund
                       BNY Mellon Bond Fund

                     BNY Mellon Corporate Bond Fund

                     BNY Mellon Emerging Markets Fund

                     BNY Mellon Focused Equity Opportunities Fund

                     BNY Mellon Income Stock Fund

                     BNY Mellon Intermediate Bond Fund

                     BNY Mellon Intermediate U.S. Government Fund

                     BNY Mellon International Appreciation Fund

                     BNY Mellon International Equity Income Fund

                     BNY Mellon International Fund

                     BNY Mellon Large Cap Market Opportunities Fund

                     BNY Mellon Large Cap Stock Fund

                     BNY Mellon Massachusetts Intermediate Municipal Bond Fund

                     BNY Mellon Money Market Fund

                     BNY Mellon Mid Cap Stock Fund

                     BNY Mellon Municipal Opportunities Fund

                     BNY Mellon National Intermediate Municipal Bond Fund

                     BNY Mellon National Municipal Money Market Fund

                     BNY Mellon National Short-Term Municipal Bond Fund

                     BNY Mellon New York Intermediate Tax-Exempt Bond Fund

                     BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

                     BNY Mellon Short-Term U.S. Government Securities Fund

                     BNY Mellon Small Cap Stock Fund

                     BNY Mellon Small/Mid Cap Fund

                     BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund

                      BNY Mellon U.S. Core Equity 130/30 Fund

                        CitizensSelect Funds

                      CitizensSelect Prime Money Market Fund

                      CitizensSelect Treasury Money Market Fund

        Dreyfus Appreciation Fund, Inc.

        Dreyfus BASIC Money Market Fund, Inc.

        Dreyfus BASIC U.S. Mortgage Securities Fund

        Dreyfus Bond Funds, Inc.
                     Dreyfus Municipal Bond Fund
        Dreyfus Cash Management

NY 73868230v19

        The Dreyfus Fund Incorporated

                        Dreyfus Funds, Inc.

                      Dreyfus Mid-Cap Growth Fund

        Dreyfus Government Cash Management Funds

                     Dreyfus Government Cash Management

                     Dreyfus Government Prime Cash Management

        Dreyfus Growth and Income Fund, Inc.

        Dreyfus Index Funds, Inc.

                     Dreyfus International Stock Index Fund

                     Dreyfus S&P 500 Index Fund

                     Dreyfus Smallcap Stock Index Fund
                        Dreyfus Institutional Cash Advantage Funds

                     Dreyfus Institutional Cash Advantage Fund

        Dreyfus Institutional Preferred Money Market Funds

                     Dreyfus Institutional Preferred Money Market Fund

                     Dreyfus Institutional Preferred Plus Money Market Fund

              Dreyfus Institutional Reserves Funds

                        Dreyfus Institutional Reserves Treasury Prime Fund

                      Dreyfus Institutional Reserves Treasury Fund

                      Dreyfus Institutional Reserves Money Fund

        Dreyfus Intermediate Municipal Bond Fund, Inc.

                        Dreyfus International Funds, Inc.

                     Dreyfus Brazil Equity Fund

                     Dreyfus Emerging Markets Fund

                        Dreyfus Investment Grade Funds, Inc.

                     Dreyfus Inflation Adjusted Securities Fund

                     Dreyfus Intermediate Term Income Fund

                     Dreyfus Short Term Income Fund

                        Dreyfus Investment Funds

                      Dreyfus/The Boston Company Large Cap Core Fund

                      Dreyfus/The Boston Company Small Cap Value Fund

                      Dreyfus/The Boston Company Small Cap Growth Fund

                      Dreyfus/The Boston Company Small/Mid Cap Growth Fund

                      Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund

                      Dreyfus/The Boston Company Emerging Markets Core Equity Fund

                      Dreyfus/Standish Fixed Income Fund

                      Dreyfus/Standish Global Fixed Income Fund

                      Dreyfus/Standish International Fixed Income Fund

                      Dreyfus/Standish Intermediate Tax Exempt Bond Fund

                      Dreyfus/Newton International Equity Fund

                        Dreyfus Investment Portfolios

                     Core Value Portfolio

                     MidCap Stock Portfolio

                      Small Cap Stock Index Portfolio

                     Technology Growth Portfolio

                        The Dreyfus/Laurel Funds, Inc.

                     Dreyfus AMT-Free Municipal Reserves

                     Dreyfus BASIC S&P 500 Stock Index Fund

                     Dreyfus Bond Market Index Fund

                     Dreyfus Core Equity Fund

                     Dreyfus Disciplined Stock Fund

                     Dreyfus Money Market Reserves

                     Dreyfus Small Cap Fund
                                     Dreyfus Opportunistic Fixed Income Fund
                                     Dreyfus Tax Managed Growth Fund

                     Dreyfus U.S. Treasury Reserves

                        The Dreyfus/Laurel Funds Trust

                     Dreyfus Emerging Markets Debt Local Currency Fund

NY 73868230v19

                     Dreyfus Equity Income Fund

                     Dreyfus Global Equity Income Fund

                       Dreyfus High Yield Fund

                       Dreyfus International Bond Fund

          The Dreyfus/Laurel Tax-Free Municipal Funds

                       Dreyfus BASIC California Municipal Money Market Fund

                       Dreyfus BASIC Massachusetts Municipal Money Market Fund

                       Dreyfus BASIC New York Municipal Money Market Fund

          Dreyfus LifeTime Portfolios, Inc.

                       Growth & Income Portfolio

          Dreyfus Liquid Assets, Inc.

                        Dreyfus Manager Funds I

                       Dreyfus MidCap Core Fund
          Dreyfus Manager Funds II

                       Dreyfus Balanced Opportunity Fund

          Dreyfus Massachusetts Municipal Money Market Fund

          Dreyfus Midcap Index Fund, Inc.

          Dreyfus Money Market Instruments, Inc.

                       Government Securities Series

                       Money Market Series

          Dreyfus Municipal Bond Opportunity Fund

          Dreyfus Municipal Cash Management Plus

Dreyfus Municipal Funds, Inc.

             Dreyfus AMT-Free Municipal Bond Fund

                       Dreyfus BASIC Municipal Money Market Fund

                       Dreyfus BASIC New Jersey Municipal Money Market Fund

                       Dreyfus High Yield Municipal Bond Fund

          Dreyfus Municipal Money Market Fund, Inc.

          Dreyfus New Jersey Municipal Bond Fund, Inc.

          Dreyfus New Jersey Municipal Money Market Fund, Inc.

          Dreyfus New York AMT-Free Municipal Money Market Fund

          Dreyfus New York AMT-Free Municipal Bond Fund

          Dreyfus New York Municipal Cash Management

          Dreyfus New York Tax Exempt Bond Fund, Inc.

          Dreyfus Opportunity Funds

                       Dreyfus Natural Resources Fund

          Dreyfus Pennsylvania Municipal Money Market Fund

          Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
                       Dreyfus California AMT-Free Municipal Bond Fund
          Dreyfus Premier GNMA Fund, Inc.

                       Dreyfus GNMA Fund

          Dreyfus Premier Investment Funds, Inc.

                       Dreyfus Diversified International Fund

                       Dreyfus Diversified Large Cap Fund (to be liquidated 4/26/2012)

                       Dreyfus Emerging Asia Fund

                       Dreyfus Global Real Estate Securities Fund

                       Dreyfus Greater China Fund

                       Dreyfus India Fund

                       Dreyfus Large Cap Growth Fund

                       Dreyfus Large Cap Equity Fund

                       Dreyfus Satellite Alpha Fund

          Dreyfus Premier Short-Intermediate Municipal Bond Fund
                       Dreyfus Short-Intermediate Municipal Bond Fund

          Dreyfus Premier Worldwide Growth Fund, Inc.
                     Dreyfus Worldwide Growth Fund

          Dreyfus Research Growth Fund, Inc.

          Dreyfus Short-Intermediate Government Fund

          The Dreyfus Socially Responsible Growth Fund, Inc.

NY 73868230v19

          Dreyfus State Municipal Bond Funds

                       Dreyfus Connecticut Fund

                       Dreyfus Maryland Fund

                       Dreyfus Massachusetts Fund

                       Dreyfus Minnesota Fund

                       Dreyfus Ohio Fund

                       Dreyfus Pennsylvania Fund

          Dreyfus Stock Funds

                       Dreyfus International Equity Fund

                       Dreyfus Small Cap Equity Fund

          Dreyfus Stock Index Fund, Inc.

          Dreyfus Tax Exempt Cash Management Funds

                       Dreyfus California AMT-Free Municipal Cash Management

                       Dreyfus New York AMT-Free Municipal Cash Management

                       Dreyfus Tax Exempt Cash Management

          The Dreyfus Third Century Fund, Inc.

          Dreyfus Treasury & Agency Cash Management

          Dreyfus Treasury Prime Cash Management

          Dreyfus 100% U.S. Treasury Money Market Fund

          Dreyfus U.S. Treasury Intermediate Term Fund

          Dreyfus U.S. Treasury Long Term Fund

          Dreyfus Variable Investment Fund

                       Appreciation Portfolio

                       Opportunistic Small Cap Fund
                       Growth and Income Portfolio

                       International Equity Portfolio

                       International Value Portfolio

                       Money Market Portfolio

                       Quality Bond Portfolio

          Dreyfus Worldwide Dollar Money Market Fund, Inc.

          General California Municipal Money Market Fund
                        General Government Securities Money Market Funds, Inc.

                       General Government Securities Money Market Fund

                       General Treasury Prime Money Market Fund

          General Money Market Fund, Inc.

          General Municipal Money Market Funds, Inc.

                       General Municipal Money Market Fund

          General New York Municipal Money Market Fund

          Strategic Funds, Inc.

                       Dreyfus Active MidCap Fund

                       Dreyfus Conservative Allocation Fund

                       Dreyfus Growth Allocation Fund

                       Dreyfus Moderate Allocation Fund

                       Dreyfus Select Managers Small Cap Growth Fund

                       Dreyfus Select Managers Small Cap Value Fund

                       Dreyfus U.S. Equity Fund

                       Global Stock Fund

                       International Stock Fund

NY 73868230v19

SCHEDULE C

DTI Procedures

Name of Procedure (* indicates a procedure that includes Dreyfus-specific requirements)	Type
ANTI-MONEY LAUNDERING PROCEDURES
Summary of Anti-Money Laundering Program Services	Rule 38a-1 Compliance Procedure
Customer Identification Program Procedures ("CIP") (USA PATRIOT ACT Section 326)	Rule 38a-1 Compliance Procedure
Customer Identification Program ("CIP") List Matching Procedures	Standard Operational Procedure
Customer Identification Program ("CIP") Workflow for Second Level Exceptions	Standard Operational Procedure
Procedures for Customer Identification Program ("CIP") Rejects	Standard Operational Procedure
Anti-Money Laundering Program Referrals Procedures	Rule 38a-1 Compliance Procedure
Anti-Money Laundering Program Surveillance Procedures (USA PATRIOT ACT Section 352)	Rule 38a-1 Compliance Procedure
Anti-Money Laundering Program Travel Rule Procedures (Bank Secrecy Act/FinCen)	Rule 38a-1 Compliance Procedure
Escalation of Suspicious Activity Report ("SAR") Cases to Corporate Procedures	Standard Operational Procedure
Primary Money Laundering Concern Special Measures Procedures (USA PATRIOT ACT Section 311)	Rule 38a-1 Compliance Procedure
Foreign Correspondent Account Due Diligence Operational Desktop Procedures under Section 312 and 312 (b) of USA PATRIOT ACT *	Dreyfus Procedure
Foreign Correspondent Fifth Special Measure Operational Desktop Procedures under Section 311 of USA PATRIOT ACT *	Dreyfus Procedure
Foreign Financial Institutions/Foreign Correspondence Procedures (USA PATRIOT ACT Section 312)	Rule 38a-1 Compliance Procedure
Financial Crimes Enforcement Network ("FinCEN") Information Request Procedures (USA PATRIOT ACT Section 314(a))	Rule 38a-1 Compliance Procedure
Financial Crimes Enforcement Network ("FinCen") 314(a) Procedures *	Dreyfus Procedure
Office of Foreign Assets Control ("OFAC") Choicepoint/Bridger Insight Static Scanning Procedures *	Dreyfus Procedure
Office of Foreign Assets Control ("OFAC")/Government Matching Lists Procedures (USA PATRIOT ACT Section 311, 326, 352)	Rule 38a-1 Compliance Procedure
Politically Exposed Persons ("PEP")/ Do Not Do Business With ("DNDBW") and Negative News Account Review Procedures *	Dreyfus Procedure
Tier 1 Country Screening Procedures *	Dreyfus Procedure
IDENTITY THEFT RED FLAG PROCEDURES
Identity Theft Red Flag Program- Service Summary	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Alerts, Notifications or Warnings from Consumer Reporting Agencies or Service Providers	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Suspicious Documents	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Suspicious Personal Identifying Information	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Unusual Use or Suspicious Activity related to a Covered Account	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Notice from Customers	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Notice from Customers, Victims, Law Enforcement or Other Persons in Connection with Covered Accounts	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Red Flag List	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Incident Reporting	Rule 38a-1 Compliance Procedure
Identity Theft Red Flag Program- Red Flag Controls	Rule 38a-1 Compliance Procedure
TRANSACTION PROCESSING PROCEDURES
New Account Set-Up Procedures *	Dreyfus Procedure
New Account Set-Up Standard Operating Procedures	Standard Operational Procedure
Acceptance of Signature Guarantees (Exchange Act Rule 17Ad-15)	Rule 38a-1 Compliance Procedure
Processing Electronic Fund Transfer ("EFT") Standard Operating Procedures	Standard Operational Procedure
Purchase Trade Processing Procedures *	Dreyfus Procedure
Processing Redemptions Standard Operating Procedures	Standard Operational Procedure
Redemption Processing Procedures *	Dreyfus Procedure
Exchange Processing Procedures *	Dreyfus Procedure
Processing Exchanges Standard Operating Procedures	Standard Operational Procedure
Account Transfers/Changes of Registration Processing Procedures *	Dreyfus Procedure
Processing Transfers Standard Operating Procedures	Standard Operational Procedure
Account Maintenance Standard Operating Procedures	Standard Operational Procedure
Adjustment Processing Procedures *	Dreyfus Procedure
Processing and Settlement of NSCC Transactions Procedures *	Dreyfus Procedure
Listbill Manual Check Processing Standard Operating Procedures	Standard Operational Procedure
Listbill/Payroll Processing Procedures *	Dreyfus Procedure
NAV Error Shareholder Processing Procedures *	Dreyfus Procedure
Redemptions Fees Processing Procedures *	Dreyfus Procedure
Sales Charge Processing Procedures *	Dreyfus Procedure
Tax Withholding Procedures *	Dreyfus Procedure
CONTROL PROCEDURES
Fund Settlement, Reconciliation and Estimate Procedures *	Dreyfus Procedure
DDA Reconciliation Procedure	Standard Operational Procedure
Corporate Action Procedures *	Dreyfus Procedure
Wire/ACH Processing Procedures *	Dreyfus Procedure
Commissions/12b-1 Procedures *	Dreyfus Procedure
CERTIFICATE PROCESSING PROCEDURES
Processing Requirements for Cancelled Security Certificates (Exchange Act Rule 17Ad-19)	Rule 38a-1 Compliance Procedure
Reporting Missing, Lost, Counterfeit or Stolen Certificates (Exchange Act Rule 17f-1)	Rule 38a-1 Compliance Procedure
Lost Certificate Processing Procedures *	Dreyfus Procedure
MUTUAL FUND PROCEDURES
Pricing of Transactions-Trade Cut-Off (Investment Company Act Rule 22c-1(a))	Rule 38a-1 Compliance Procedure
Redemption of Shares (Investment Company Act Rule 22(e))	Rule 38a-1 Compliance Procedure
Turnaround Time for Written Inquiries and Requests (Exchange Act Rule 17Ad-5)	Rule 38a-1 Compliance Procedure
Mutual Fund Redemptions (Investment Company Act Rule 22c-2)	Rule 38a-1 Compliance Procedure
Money Market Liquidity Risk Procedures (KYC Reports)	Rule 38a-1 Compliance Procedure
LOST SHAREHOLDER PROCEDURES
Lost Shareholders (Exchange Act Rule 17Ad-17)	Rule 38a-1 Compliance Procedure
Lost Shareholders- Returned from Post Office ("RPO") Processing Procedures	Standard Operational Procedure
Unclaimed Property Reporting Process Procedures	Standard Operational Procedure
PRINT/MAIL PROCEDURES
Print/Mail Processing Procedures *	Dreyfus Procedure
Confirmations (Exchange Act Rule 10b-10)	Rule 38a-1 Compliance Procedure
RECORD RETENTION PROCEDURES
Investment Company Records (Investment Company Act Rule 31a-1,2,3)	Rule 38a-1 Compliance Procedure
Transfer Agent Record Retention Matrix	Rule 38a-1 Compliance Procedure
SAFEGUARDING CLIENT INFORMATION PROCEDURES
Safeguarding and Disposal of Client Information Policy and Guidelines (Regulation S-P)	Rule 38a-1 Compliance Procedure
Safeguarding Funds and Securities (Exchange Act Rule 17Ad-12)	Rule 38a-1 Compliance Procedure
Limitations on Affiliate Marketing (Regulation S-AM)	Rule 38a-1 Compliance Procedure
Information Security and Protection Policies and Standards	Standard Operational Procedure
Procedures for New or Existing Data Transmissions to Brokers or Other Entities	Dreyfus Procedure
TRANSFER AGENT COMPLIANCE PROCEDURES
Registration and Annual Reporting Requirements for Transfer Agents (Exchange Act Rule 17Ac2-1,-2)	Rule 38a-1 Compliance Procedure
Reporting Aged Record Differences and Buy-ins (Exchange Act Rule 17Ad-10,11)	Rule 38a-1 Compliance Procedure
Annual Study and Evaluation of Internal Accounting Controls (Exchange Act Rule 17Ad-13)	Rule 38a-1 Compliance Procedure
Fingerprinting (Exchange Act Rule 17f-2)	Rule 38a-1 Compliance Procedure
Notice of Assumption or Termination of Transfer Agency Services (Exchange Act Rule 17Ad-16)	Rule 38a-1 Compliance Procedure
QUALITY CONTROL PROCEDURES
Quality Control Procedures	Standard Operational Procedure
Quality Assurance Procedures	Standard Operational Procedure
BUSINESS CONTINUITY PROCEDURES
Business Resiliency Summary	Rule 38a-1 Compliance Procedure
Business Continuity Procedure Summary	Standard Operational Procedure
Business Continuity Planning Procedure Summary	Standard Operational Procedure

NY 73868230v19

SCHEDULE D

Good Friday Funds (as described in Section 1(b)(iii))

Fund Name (all share classes)	Open on Good Friday	Open on Good Friday*
Dreyfus California AMT-Free Municipal Cash Management		X
Dreyfus New York AMT-Free Municipal Cash Management		X
Dreyfus New York Municipal Cash Management		X
Dreyfus Tax Exempt Cash Management		X
BNY Mellon Money Market Fund	X
BNY Mellon National Municipal Money Market Fund		X
Dreyfus BASIC Municipal Money Market Fund		X
Dreyfus BASIC New Jersey Municipal Money Market Fund		X
Dreyfus Connecticut Municipal Money Market Fund, Inc.		X
Dreyfus Massachusetts Municipal Money Market Fund		X
Dreyfus Money Market Instruments, Inc.: Government Securities Series	X
Dreyfus Money Market Instruments, Inc.: Money Market Series	X
Dreyfus Money Market Reserves	X
Dreyfus Municipal Money Market Fund, Inc.		X
Dreyfus New Jersey Municipal Money Market Fund, Inc.		X
Dreyfus New York AMT-Free Municipal Money Market Fund		X
Dreyfus Pennsylvania Municipal Money Market Fund		X
Dreyfus U.S. Treasury Reserves
Dreyfus BASIC California Municipal Money Market Fund		X
Dreyfus BASIC Massachusetts Municipal Money Market Fund		X
Dreyfus BASIC New York Municipal Money Market Fund		X
Dreyfus Municipal Cash Management Plus		X
CitizensSelect Treasury Money Market Fund
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus AMT-Free Municipal Reserves		X
Dreyfus Government Prime Cash Management
Dreyfus Institutional Reserves Treasury Prime Fund
Dreyfus Treasury Prime Cash Management
General California Municipal Money Market Fund		X
General Municipal Money Market Fund		X
General New York Municipal Money Market Fund		X
General Treasury Prime Money Market Fund
Dreyfus Variable Investment Fund, Money Market Portfolio	X
CitizensSelect Prime Money Market Fund	X
Dreyfus BASIC Money Market Fund, Inc.	X
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus Cash Management	X
Dreyfus Government Cash Management
Dreyfus Institutional Cash Advantage Fund	X
Dreyfus Institutional Preferred Money Market Fund	X
Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Institutional Reserves Money Fund
Dreyfus Institutional Reserves Treasury Fund
Dreyfus Liquid Assets, Inc.	X
Dreyfus Treasury & Agency Cash Management
Dreyfus Worldwide Dollar Money Market Fund, Inc.	X
General Government Securities Money Market Fund
General Money Market Fund, Inc.	X

* May open if bond market opens

NY 73868230v19

EXHIBIT 1A

Certification Re:  Sarbanes-Oxley Required by Section 3(k)

[DATE]

The Funds listed on Schedule A hereto
c/o The Dreyfus Corporation
200 Park Avenue
New York, New York  10166

            Re:       Sarbanes-Oxley Compliance

Dear Sir/Madam:

Dreyfus Transfer, Inc. ("DTI") provides certain transfer agency services (the "Services") with respect to the funds listed on Schedule A hereto (each, a "Fund") pursuant to an agreement between the Funds and DTI (the "Agreement").  We are providing this letter at your request to assist you with your certification requirements to each Fund with respect to the Fund's Form N-CSR for the ____-month period ended [MONTH] 30, 20__ (the "Form N-CSR").

As transfer agent and pursuant to the Agreement, DTI establishes and maintains certain records containing information and data of each Fund ("Fund Information").  Each Fund has used certain of the Fund Information in the preparation of Form N-CSR (such Fund Information being the "N-CSR Information").

At your request, subject to the terms of the Agreement, DTI makes the following representations to you as of the date of this letter:

1.         To DTI's knowledge, the N-CSR Information does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in the N-CSR Information, in light of the circumstances under which such statements were made, not misleading with respect to the period described above.

2.         DTI maintains those internal controls that it determines provide reasonable assurance of the accuracy of the N-CSR Information.  To DTI's knowledge, there are no significant deficiencies or material weaknesses in those controls.

3.         Further, we have obtained and provided to you, with respect to DTI's Transfer Agent Operations, a Shareholder Servicing Operations and Information Systems Service Organization Control (SOC 1 SM) Report for the period ([MONTH] 1, 20__ through [MONTH] 30, 20__), prepared in accordance with Statements on Standards for Attestation Engagements No. 16 (the "SSAE 16 Report") by a firm of independent auditors ("Auditors") based on an examination conducted by the Auditors.  The Auditors have not, on the basis of that examination, notified DTI of the existence of any significant deficiencies or material weaknesses related to DTI's internal controls contained in the SSAE 16 Report (including significant deficiencies in the design or operation of such internal controls that could adversely affect DTI's ability to record, process, summarize and report share information and any material weaknesses in such internal controls) ("SSAE 16 Controls") other than those disclosed in the SSAE 16 Report, if any.  Since the date of the SSAE 16 Report, there have been no changes in the SSAE 16 Controls that would materially affect the SSAE 16 Controls in the opinion of DTI management (including DTI's Chief Compliance Officer, but solely to the extent such officer, acting solely within the course and scope of the duties of Chief Compliance Officer, would be responsible for the compliance of specific controls with specific laws and regulations), unless we have informed you otherwise in writing.

NY 73868230v19

4.         DTI maintains those controls and procedures that DTI deems necessary to ensure that material information relating to the Fund which is known by DTI, and which DTI is required under the Agreement to include in the Fund Information, is accumulated and included in the Fund Information in a timely manner.  DTI has communicated to you any material matters (including any significant deficiencies or material weaknesses in such controls and procedures) identified through the application of such controls and procedures.

5.         Unless we have informed you otherwise in writing, DTI senior management (including DTI's Chief Compliance Officer, but solely to the extent such officer, acting solely within the course and scope of the duties of Chief Compliance Officer, would be responsible for knowing of a specific fraud) has not been made aware of any instances of fraud, whether or not material, which involve any DTI employee who has a significant role in performing services for each Fund under the Agreement or in respect of the SSAE 16 Internal Controls as they relate to the services performed for each Fund under the Agreement.

Please note that these representations are subject to the fact that DTI has assumed that it has received from you and other entities complete and accurate information relating to the above matters.

This letter is intended for use by you solely in connection with each Fund's preparation of its Form N-CSR.  The Funds and their Boards of Directors or Trustees (each, a "Board") are the only entities that may rely on this letter.  Each Fund's use of and reliance on this letter is subject to its agreement with the following:

This letter may not be referred to in any financial statement or other publicly-available document, instrument, record or communication in any format or medium.  Neither the existence nor the contents of this letter may be disclosed to any other person or entity, provided that disclosure of the existence and contents of this letter may be made (i) to the management of the Fund in connection with their duties to the Fund; the Fund's or Board's counsel; and the Fund's independent auditors in connection with their engagement as such (subject to the requirement and condition in both cases that they not further disclosed such information except to parties permitted by this letter in connection with such person's duties to the Fund), and (ii) as may be required by law or court order or by request of a regulator with jurisdiction over the Fund (subject to the requirement and condition that the Fund request confidential treatment to the maximum extent available).

Dreyfus Transfer, Inc.

By:       ________________________
Name:
Title:

NY 73868230v19

EXHIBIT 1B

Certification Re:  Rule 38a-1 Compliance Required By Section 3(k)

[DATE]

The Funds listed on Schedule A hereto

c/o The Dreyfus Corporation

200 Park Avenue

New York, New York  10166

Re:  Rule 38a-1 Compliance

Dear Sir/Madam:

Dreyfus Transfer, Inc. ("DTI") provides certain transfer agency services (the "Services") with respect to the funds listed on Schedule A hereto (each, a "Fund") pursuant to an agreement between the Funds and DTI (the "Agreement").  We are providing this letter at your request to assist you with meeting the requirements of Rule 38a-1 under the Investment Company Act of 1940, as amended.  At your request, subject to the terms of the Agreement, DTI makes the following representations to you as of the date of this letter:

1.         DTI has adopted and effectively implemented written policies and procedures related to the Services that are reasonably designed to prevent a violation by DTI of the Federal Securities Laws (as defined in Rule 38a-1) that are applicable to DTI's provision of the Services.

2.         Unless we have informed you otherwise in writing, there were no material changes to DTI's policies and procedures described in the foregoing paragraph for the [calendar quarter/period] ended [_________________].

3.         Unless we have informed you otherwise in writing or orally, for the [calendar quarter /period] ended [_______________], to the knowledge of DTI senior management, there have been no Material Compliance Matters as defined in Rule 38a-1 identified by DTI pertaining to the Services.

This letter is intended for the use of each Fund and its Board of Directors or Trustees (collectively, "Intended Recipients") and only in connection with the requirements of Rule 38a-1, and the Intended Recipients are the only persons who may rely on this letter.  The Intended Recipients shall not disclose the existence or the contents of this letter to any other person or entity, provided that an Intended Recipient may disclose the existence and/or contents of this letter as may be required by law, court order or regulatory request (provided confidential treatment of this letter is requested, if available).

Dreyfus Transfer, Inc.

By:       ________________________

Name:

Title: